Exhibit 99.5.A

Massachusetts Mutual Life Insurance Company	Home Office: 1295 State Street Springfield, Massachusetts 01111-0001

Flexible Premium Adjustable Variable Life Insurance Policy

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2001	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2001	INITIAL FACE AMOUNT	$500,000

Dear Policy Owner:

READ YOUR POLICY CAREFULLY.  It has been written in readable language to help you understand its terms. We have used examples to explain some of its provisions. These examples do not reflect the actual amounts or status of this policy. As you read through the policy, remember the words "we," "us," and "our" refer to Massachusetts Mutual Life Insurance Company.

We will, subject to the terms of this policy, pay the death benefit to the Beneficiary when due proof of the Insured's death is received at our Administrative Office.

The terms of this policy are contained on this and the following pages. For service and information on this policy, contact the agent who sold the policy, any of our agency offices, or our Administrative Office.

YOU HAVE THE RIGHT TO RETURN THIS POLICY.  If you decide not to keep this policy, return it within 10 days after you receive it. It may be returned by delivering or mailing it to our Administrative Office, to any of our agency offices, or to the agent who sold the policy. Then, the policy will be as though it had never been issued. We will promptly refund (a) any premium paid for this policy, plus (b) interest credited to this policy under the Guaranteed Principal Account, plus or minus (c) an amount that reflects the investment experience of the investment divisions of the Separate Account under this policy to the date the policy is received by us, minus (d) any amounts withdrawn and any policy debt.

Signed for Massachusetts Mutual Life Insurance Company.

Sincerely yours,

/s/ RJ O'Connell	/s/ Ann F. Lomeli
PRESIDENT	SECRETARY

This Policy provides that:	A death benefit is payable when the Insured dies. Within specified limits, flexible premiums may be paid during the Insured's lifetime.
This policy is participating - Annual dividends may or may not be paid.

The Amount Of Death Benefit And The Duration Of Insurance Coverage May Be Fixed Or Variable As Described In Parts 3 And 5.

The Variable Account Value Of The Policy May Increase Or Decrease In Accordance With The Experience Of The Separate Account. There Are No Minimum Guarantees As To The Variable Account Value.

The Fixed Account Value Of The Policy Earns Interest At A Rate Not Less Than The Minimum Described In The Interest On Fixed Account Value Provision.

Policy Summary

This Summary briefly describes some of the major policy provisions. Since it does not go into detail, the actual provisions will prevail. See the provisions for full information and any limits that may apply. The "Table Of Contents" shows where the provisions may be found.

This is a variable universal life insurance policy. We will pay a death benefit if the Insured dies while the policy is in force. "In force" means that the insurance has not terminated. "Variable" means that values depend on the investment performance of the Separate Account shown in the Policy Specifications and are not guaranteed as to dollar amount. "Universal life" means that, subject to the limits and conditions stated in the policy, the amount of insurance may be adjusted and flexible premium payments may be made.

Premiums for this policy are flexible. After the first premium has been paid, there is no requirement that any specific amount of premium be paid on any date. Instead, within the limits stated in the policy, any amount may be paid on any date during the lifetime of the Insured.

Premiums are applied to increase the value of this policy. Monthly charges are deducted from the value of this policy each month. If the value cannot cover the monthly charges for a month and premiums paid do not meet certain requirements, the policy may terminate at the end of 61 days. There is, however, a right to reinstate the policy.

Other rights available while the Insured is living include the rights to:

  Change the Owner or any Beneficiary;
  Assign this policy;
  Receive any dividends that may or may not be allocated to this policy;
  Change the Face Amount;
  Change the Death Benefit Option;
  Make loans;
  Make withdrawals;
  Surrender this policy;
  Allocate net premiums among the Guaranteed Principal Account and the divisions of the Separate Account; and
  Transfer values between the Guaranteed Principal Account and the divisions of the Separate Account.

This policy also includes a number of Payment Options. They provide alternate ways for us to pay the death benefit or the amount payable upon surrender of the policy.

TABLE OF CONTENTS

Policy Specifications

Part 4. - Life Benefits	13
Policy Ownership	13
Rights Of Owner	13
Changing The Owner Or Beneficiary	13
Transfers Of Values	13
Assigning This Policy	14
Annual Report	14
This Policy's Share In Dividends	14
Policy Is Participating	14
How Dividends May Be Used	14
Dividend After Death Of Insured	15
Right To Change The Face Amount	15
Increases In The Face Amount	15
Decreases In The Face Amount	15
Evidence Of Changes	16
Borrowing Against This Policy	16
Right To Make Loans	16
Effect Of Loan	16
Maximum Loan Available	16
Interest On Loans	16
Policy Debt Limit	17
Repayment Of Policy Debt	18
Other Borrowing Rules	18
Surrendering This Policy And Making
Withdrawals	18
Right To Surrender	18
Net Surrender Value	18
Making Withdrawals	19
How We Pay	20
Reinstating This Policy	20
When Policy May Be Reinstated	20
Requirements To Reinstate	20
Policy After Reinstatement	20

Part 5. - The Death Benefit	21
Amount Of Death Benefit	21
Death Benefit Options	21
Minimum Death Benefit	21
Changes In The Death Benefit Option	21
When We Pay	22
Interest On Death Benefit	23

Part 6. - Payment Options	23
Availability Of Options	23
Minimum Amounts	23
Description Of Options	23
TABLE OF CONTENTS (Continued)

Options 1, 2, 3, 4	23
Options 5, 6	24
Alternate Life Income	24
Electing A Payment Option	24
Effective Date And Payment Dates	24
Withdrawals And Changes	25
Income Protection	25
Other Payment Option Rules	25
Part 7. Notes On Our Computations	25
Net Investment Factor	25
Accumulation Unit Value	26
Adjustment Of Units And Values	26
Basis Of Computation	26
Method Of Computing Values	26
Payment Option Rates Tables	27-33

Any riders and endorsements, and a copy of the application for the policy, follow page 33.

For additional important terms used in this policy, see the following provisions:

Term	Provision	Page No.

Death Benefit Factor	Minimum Death Benefit	21
Premium Expense Factor	Net Premium	6
Guarantee Periods	Safety Test	12
Guarantee Premiums	Safety Test	12
Insurance Risk	Insurance Charge	10
Loan Interest Rate Expense Charge	Interest On Fixed Account Value	9
Minimum Annual Interest Rate For The	Interest On Fixed Account Value	9
Guaranteed Principal Account
Borrowing Against This Policy	Right To Make Loans	16
Premium Expense Charge	Net Premium	6
Separate Account Charge For Mortality And	Net Investment Factor	25
Expense Risk
Surrender Charges	Net Surrender Value	18
Withdrawal Fee	Making Withdrawals	19

POLICY SPECIFICATIONS
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY NUMBER	123456789	ISSUE AGE AND GENDER	35	MALE
POLICY DATE	JANUARY 1, 2001	INITIAL FACE AMOUNT	$500,000
ISSUE DATE	JANUARY 1, 2001
RISK CLASS	SEE THE TABLE(S) OF MAXIMUM MONTHLY INSURANCE CHARGES

Subject to the terms of this policy, the Face Amount is adjustable. If the Face Amount is adjusted, then revised or additional Policy Specifications will be sent.

DEATH BENEFIT OPTION (See Part 5 of this policy.)	1

MONTHLY CHARGE DATES	1st day of each month

FIRST PREMIUM	$5,000.00
PLANNED PREMIUM	$5,000.00
PLANNED PREMIUM FREQUENCY	Annual

FIRST GUARANTEE PERIOD	First 20 Policy Years
FIRST GUARANTEE PREMIUM	$2,190.00
SECOND GUARANTEE PERIOD	First 65 Policy Years
SECOND GUARANTEE PREMIUM	$6,572.86

POLICY CHARGES AND FEES:
MAXIMUM PREMIUM EXPENSE CHARGE DURING EACH YEAR OF COVERAGE (See Net Premium provision in Part 2.)	7.50% of premium payments up to Premium Expense Factor; 5.00% of excess premium payments
MAXIMUM MONTHLY ADMINISTRATIVE CHARGE*	$12.00
MAXIMUM MONTHLY FACE AMOUNT CHARGE*
BY YEAR OF COVERAGE
Years 1 - 5	$0.13
Years 6 and later	$0.00
MAXIMUM MONTHLY INSURANCE CHARGE*	See the Table(s) Of Maximum Monthly
Insurance Charges
RIDER CHARGES*	See the Policy Specifications for the
Rider(s), if any
MAXIMUM LOAN INTEREST RATE EXPENSE CHARGE	2.00%
MAXIMUM WITHDRAWAL FEE PER WITHDRAWAL	$25.00
SURRENDER CHARGE	See the Table(s) Of Surrender Charges
MAXIMUM SEPARATE ACCOUNT CHARGE FOR
MORTALITY AND EXPENSE RISK**
BY YEAR OF COVERAGE
Years 1 – 10	0.75% (0.00002047 daily equivalent)
Years 11 and later	0.55% (0.00001502 daily equivalent)

*	For more information, see the "Monthly Policy Charges" section in Part 3 of this policy. Monthly charges beyond the Insured's Attained Age 99 are $0.00.
**	For more information, see the Net Investment Factor provision in Part 7 of this policy.

NOTE:	Timely payment of planned premiums does not guarantee that this policy will stay in force until the Insured's death.

POLICY SPECIFICATIONS FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2001	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2001

LIMIT ON PREMIUM PAYMENTS IN ANY POLICY YEAR:

The maximum limit for premium payments in any Policy Year is the largest premium that would not exceed the LIMIT ON TOTAL PREMIUM PAYMENTS stated below or, if less, the greatest of:

  $9,490.00;
  The amount of premiums paid in the preceding Policy Year; and
  The largest premium that would not increase the Insurance Risk.

  LIMIT ON TOTAL PREMIUM PAYMENTS:

  As of any date, the maximum limit on the sum of the premiums paid under this policy is the greater of items A and B below. This limit may be revised if the policy is changed. These changes include, but are not limited to, withdrawals, changing the Face Amount or Death Benefit Option, and adding or deleting benefit riders. If the limit is revised, new Policy Specifications will be sent.

A.	$76,743.00;
B.	$ 6,707.00 multiplied by the result of one (1) plus the number of full Policy Years elapsed.

  LIMITATION ON NET PREMIUM ALLOCATIONS AND TRANSFERS:

  While this policy is in force, the cumulative limit on the number of distinct Separate Account divisions to which net premiums are allocated and transfers are made is 16.

  ADDITIONAL LIMITATIONS ON TRANSFERS (See Transfers Of Values provision in Part 4.)

  Transfers must be in whole-number percentages or in dollar-and-cent amounts.

  Transfers of values from the Guaranteed Principal Account to the Separate Account (excluding any transfer on the day after the Issue Date) are limited to one each Policy Year. After that day, any transfer from the Guaranteed Principal Account cannot exceed 25% of the fixed account value of this policy (less any policy debt) on the date of transfer.

  We reserve the right to limit transfers such that no transfers may be made for at least 90 days after the preceding transfer. Any such limitation would not apply to a transfer of all funds in the Separate Account to the Guaranteed Principal Account, to transfers resulting from a policy loan, or to automated transfers in connection with any program we have in place.

  POLICY SPECIFICATIONS
  FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY
INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2001	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2001

  SEPARATE ACCOUNT INFORMATION (See The Separate Account provision in Part 3.)

  The Separate Account referred to in this policy is Massachusetts Mutual Variable Life Separate Account I.

  The divisions of the Separate Account are:

American Century VP Income & Growth	MML Money Market
Deutch VIT Small Cap Index	MML NASDAQ 100 Index
Fidelity VIP II Contrafund	MML Small Cap Growth Equity
Goldman Sachs Capital Growth	MML Small Cap Value Equity
INVESCO Technology	Oppenheimer Aggressive Growth
Janus Aspen Capital Appreciation	Oppenheimer Bond
Janus Aspen Worldwide Growth	Oppenheimer Capital Appreciation
MML Blend	Oppenheimer Global Securities
MML Emerging Growth	Oppenheimer High Income
MML Equity	Oppenheimer International Growth
MML Equity Index	Oppenheimer Main Street Growth & Income
MML Growth Equity	Oppenheimer Strategic Bond
MML Large Cap Value	T. Rowe Pice Mid-Cap Growth
MML Managed Bond	Templeton International Securities

  The types of investments and the objectives for each division are given in the Prospectus.

MINIMUM ANNUAL INTEREST RATE FOR THE	3.00% (decimal monthly equivalent
GUARANTEED PRINCIPAL ACCOUNT	0.00246627)
LOAN INTEREST RATE (See Interest On Loans in Part 4.)	Variable

MINIMUM FACE AMOUNT	$50,000
MINIMUM FACE AMOUNT INCREASE	$15,000

  RIDER(S) ATTACHED TO THIS POLICY:
  None

POLICY SPECIFICATIONS
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2001	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2001

  PREMIUM EXPENSE FACTOR: 4,695.00

  TABLE OF MAXIMUM MONTHLY INSURANCE CHARGES

  RATES PER THOUSAND OF INSURANCE RISK

  RISK CLASS: PREFERRED NON-TOBACCO

ATTAINED	MONTHLY	ATTAINED	MONTHLY	ATTAINED	MONTHLY
AGE	RATE	AGE	RATE	AGE	RATE

35	0.14083	57	0.79083	79	7.14333
36	0.14750	58	0.86833	80	7.80583
37	0.15667	59	0.95583	81	8.54333
38	0.16667	60	1.05333	82	9.37667
39	0.17833	61	1.16167	83	10.31583
40	0.19083	62	1.28500	84	11.34250
41	0.20583	63	1.42583	85	12.43333
42	0.22083	64	1.58500	86	13.56667
43	0.23833	65	1.76083	87	14.73250
44	0.25583	66	1.95000	88	15.90750
45	0.27667	67	2.15500	89	17.10750
46	0.29917	68	2.37500	90	18.34917
47	0.32333	69	2.61500	91	19.65333
48	0.34917	70	2.88583	92	21.06250
49	0.37833	71	3.24250	93	22.63583
50	0.40917	72	3.54667	94	24.63750
51	0.44583	73	3.95333	95	27.49667
52	0.48833	74	4.41000	96	32.04583
53	0.53583	75	4.90000	97	40.01667
54	0.59083	76	5.42167	98	54.83167
55	0.65167	77	5.97000	99	83.33333
56	0.71917	78	6.53917

  The above rates are based on the Commissioners 1980 Standard Ordinary Nonsmoker Mortality Table - Male.

  The Maximum Monthly Insurance Charge rate for the Insured's ages above 99 is $0.00.

POLICY SPECIFICATIONS
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2001	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 200

  TABLE OF SURRENDER CHARGES

IF SURRENDER OCCURS IN
POLICY YEAR	SURRENDER CHARGE

1	$6,573.00
2	$6,103.50
3	$5,634.00
4	$5,164.50
5	$4,695.00
6	$4,225.50
7	$3,756.00
8	$3,286.50
9	$2,817.00
10	$2,347.50
11	$1,878.00
12	$1,408.50
13	$939.00
14	$469.50
15 and later	0

POLICY SPECIFICATIONS FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2001	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2001

  DEATH BENEFIT FACTORS

ATTAINED		ATTAINED		ATTAINED
AGE	FACTOR	AGE	FACTOR	AGE	FACTOR

35	2.50	57	1.42	79	1.05
36	2.50	58	1.38	80	1.05
37	2.50	59	1.34	81	1.05
38	2.50	60	1.30	82	1.05
39	2.50	61	1.28	83	1.05
40	2.50	62	1.26	84	1.05
41	2.43	63	1.24	85	1.05
42	2.36	64	1.22	86	1.05
43	2.29	65	1.20	87	1.05
44	2.22	66	1.19	88	1.05
45	2.15	67	1.18	89	1.05
46	2.09	68	1.17	90	1.05
47	2.03	69	1.16	91	1.04
48	1.97	70	1.15	92	1.03
49	1.91	71	1.13	93	1.02
50	1.85	72	1.11	94	1.01
51	1.78	73	1.09	95	1.00
52	1.71	74	1.07	96	1.00
53	1.64	75	1.05	97	1.00
54	1.57	76	1.05	98	1.00
55	1.50	77	1.05	99	1.00
56	1.46	78	1.05

  These Death Benefit Factors are used to determine the amount of the minimum death benefit. The Death Benefit Factor for Attained Ages above 99 is 1.00. For more information, see Part 5 of this policy.

POLICY SPECIFICATIONS FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2001	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2001

OWNER INFORMATION

OWNER

THE INSURED

POLICY SPECIFICATIONS FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED	JOHN A. DOE
POLICY DATE	JANUARY 1, 2001	POLICY NUMBER	123456789
ISSUE DATE	JANUARY 1, 2001

  BENEFICIARY INFORMATION

  BENEFICIARY

  JANE C. DOE, WIFE OF THE INSURED

  Part 1. The Basics Of This Policy

  In this Part, we discuss some definitions and insurance concepts necessary to understand this policy. The words "we," "us," and "our" refer to Massachusetts Mutual Life Insurance Company.

  The Parties Involved - Owner, Insured, Beneficiary, Irrevocable Beneficiary

  The Owner is the person who owns this policy, as shown in our records. The Owner has the right to exercise rights and privileges and to receive benefits under the terms of this policy during the lifetime of the Insured. If the Owner designated under the terms of this policy is not living and if the policy does not provide otherwise, the Owner will be the estate of the last Owner to die.

  For more information about the rights and benefits available to the Owner, see the "Policy Ownership" section in Part 4.

  The Insured is the person whose life this policy insures. The Insured may be the Owner of this policy, or someone else may be the Owner.

  Example: You buy a policy that insures your own life and name yourself as Owner. In this case, you are both the Insured and the Owner. If you buy a policy that insures your son and name yourself as Owner, then the Insured and Owner are different people.

  A Beneficiary is any person named in our records to receive the death benefit after the Insured dies. There may be different classes of Beneficiaries, such as primary and secondary. These classes set the order of payment. There may be more than one Beneficiary in a class.

  Example: Elizabeth is named as primary (first) Beneficiary. Rachel and David are named as Beneficiaries in the secondary class. If Elizabeth is alive when the Insured dies, she receives the death benefit. If Elizabeth is not alive but Rachel and David are alive when the Insured dies, Rachel and David receive the death benefit.

  Any Beneficiary may be named an Irrevocable Beneficiary. An Irrevocable Beneficiary is one whose consent is needed to change that Beneficiary. Also, this Beneficiary must consent to the exercise of certain other policy rights.

  If no Beneficiary designated under this policy survives the Insured, the Beneficiary will be the Owner unless the policy states otherwise. The interest of any Beneficiary will be subject to any assignment of this policy that is binding on us and to any payment option in effect at the time of the Insured's death.

  See the "Policy Ownership" section in Part 4, and see "Part 6. - Payment Options."

  Dates - Policy Date, Policy Anniversary Date, Policy Year, Monthly Charge Date, Issue Date, Valuation Date, Register Date

  The Policy Date is shown in the Policy Specifications. It is the starting point for determining Policy Anniversary Dates, Policy Years, and Monthly Charge Dates. The first Policy Anniversary Date is one year after the Policy Date. The period from the Policy Date to the first Policy Anniversary Date, or from one Policy Anniversary Date to the next, is called a Policy Year.

  The Monthly Charge Dates are the dates on which monthly charges for this policy are due. The first Monthly Charge Date is the Policy Date. Subsequent Monthly Charge Dates are the same day of each month thereafter.

  Example: The Policy Date is June 10, 20X1. The first Policy Anniversary Date is one year later, June 10, 20X2. The period from June 10, 20X1, through June 9, 20X2, is a Policy Year. The first Monthly Charge Date is June 10, 20X1. The next Monthly Charge Date is one month later, July 10, 20X1.

  The Issue Date is also shown in the Policy Specifications. The Issue Date starts the contestability and suicide periods. We discuss contestability and suicide later in this Part.

  A Valuation Dateis any day the New York Stock Exchange (or its successor) is open for trading. The Valuation Date ends when the New York Stock Exchange closes, usually 4 p.m. Eastern Time. All financial transaction requests will be effective on the Valuation Date on which it's received in good order.

  The Register Dateis the date on which we first allocate net premium payments for this policy among the Guaranteed Principal Account and the divisions of the Separate Account. It is the Valuation Date that is on, or next follows, the later of:

        The day after the Issue Date; and
        The day we receive the first premium for this policy at our Administrative Office.

  Policy A Legal Contract

  This policy is a legal contract between the Owner and us. The entire contract consists of the policy, which includes the application and any rider(s) and endorsement(s) the policy has. We have issued this policy in return for the application and the payment of the first premium. Any changes or waiver of its terms must be in writing and signed by our Secretary or an Assistant Secretary to be valid.

  A copy of the initial application is attached to and made a part of this policy. Any subsequent applications requesting changes in the policy also will become part of the contract; copies of any such applications will be sent to the Owner for attachment to the policy.

  Representations And Contestability

  We rely on all statements made by or for the Insured in the application(s). Legally, those statements are considered to be representations and not warranties. We can bring legal action to contest the validity of this policy, or any policy change requiring evidence of insurability, for any material misrepresentation of a fact. To do so, however, the misrepresentation must have been in the initial application or in a subsequent application, and a copy of that application must have been attached to (or sent to the Owner for attachment to) and made a part of this policy. The initial Policy Specifications are attached to this policy when issued. If a policy change is made, we will send to the Owner any revised or additional Policy Specifications for attachment to the policy.

  Except for any policy change or reinstatement requiring evidence of insurability, we cannot, in the absence of fraud, contest the validity of this policy after it has been in force during the lifetime of the Insured for two years after its Issue Date.

  For any policy change requiring evidence of insurability, we cannot, in the absence of fraud, contest the validity of the change after it has been in effect for two years during the lifetime of the Insured.

  If evidence of insurability is required to reinstate this policy (see "Reinstating This Policy" in Part 4), our right to contest the validity of this policy begins again on the date of reinstatement. We cannot, in the absence of fraud, contest the reinstated policy after it has been in force during the lifetime of the Insured for two years after that reinstatement date.

  Misstatement Of Age Or Gender

  If the Insured's date of birth or gender as given in the application are not correct, the Face Amount (discussed in this Part) will be adjusted. The adjustment will reflect the amount provided by the most recent monthly insurance charges using the correct age and gender. If the adjustment is made while the Insured is living, monthly charges after the adjustment will be based on the correct age and gender.

  Death By Suicide

  If the Insured commits suicide, while sane or insane, within two years after the Issue Date of this policy and while the policy is in force, we will pay a limited death benefit to the beneficiary. In this case, the limited death benefit will be the amount of premiums paid for this policy, less any amounts withdrawn and less any policy debt.

  If the Insured commits suicide, while sane or insane, within two years after this policy is reinstated and while the policy is in force, we will pay a limited death benefit to the beneficiary. In this case, the limited death benefit will be any amount paid to reinstate this policy and any premiums paid thereafter, less any amounts withdrawn and less any policy debt.

  If the Insured commits suicide, while sane or insane, within two years after the effective date of any increase in the Face Amount, we will pay a limited death benefit to the beneficiary for the increase. In this case, the limited death benefit will be the monthly charges made for that increase. However, if a refund as described in either of the two preceding paragraphs is payable, there will be no additional benefit for the increase.

  Monthly charges are discussed in Part 3. Withdrawals, policy debt, and reinstatement are discussed in Part 4.

  Meaning Of In Force

  "In  force" means that the insurance provided by this policy is in effect and has not terminated. This policy will be in force from its Issue Date or, if later, the date the first premium is paid.

  This policy will continue in force to the Insured's death unless:

     The Insured commits suicide within two years after the Issue Date or the date the policy is reinstated;
    The policy terminates under the terms of the Grace Period And Termination provision in Part 3;
    The policy terminates because the policy debt limit is reached; or
    The policy is surrendered.

  Policy debt and surrender are discussed in Part 4.

  Face Amount

  The Face Amount is the amount of insurance coverage this policy provides while the policy is in force. The Initial Face Amount is the Face Amount on the Policy Date.

  Year Of Coverage

  For the Initial Face Amount, each Policy Year is a year of coverage. If the Face Amount of this policy has been increased (as discussed in Part 4), years of coverage for each increase will be measured from the effective date of the increase.

  Ages - Issue Age, Attained Age

  The Issue Age of the Insured (shown in the Policy Specifications) is the age of the Insured on the birthday nearest the Policy Date.

  Example:

  Elizabeth's 32nd birthday was May 12th. The Policy Date is today, December 1. Since December 1 is closer to her 33rd birthday, her Issue Age will be 33.

  The Attained Age of the Insured is the Insured's Issue Age increased by the number of full Policy Years elapsed.

  Written Request

  A "written request" is a request in writing, in a form satisfactory to us, received by us at our Administrative Office. In the future we may also allow the telephone, Internet or other electronic media to be used for certain transactions that currently require a Written Request. We will accept such requests only after the appropriate policies, procedures and security measures have been established.

  In Good Order

  In good order means that we have everything we need to properly process a financial transaction; this may include proper completion of certain forms, valid instructions and authorizations, or other administrative requirements.

  Currency

  All payments made to us and by us will be in the lawful currency of the United States of America. All monetary amounts shown in this policy are in U.S. dollars.

  Administrative Office

  Our Administrative Office is in Springfield, Massachusetts. The address is Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111-0001, or any such other address as we may designate in the future.

  Part 2. Premium Payments

  Premiums are the payments that may be paid to us to increase the account value of this policy; they also may be needed to keep this policy in force. Premiums for this policy are discussed in this Part.

  The First Premium

  The first premium for this policy is shown in the Policy Specifications. It is due on the Policy Date. This policy will not be in force until the first premium has been paid.

  Planned Premiums

  The planned premium for this policy is shown in the Policy Specifications. The frequency of planned premiums for this policy is as elected in the application. The frequency and amount of the planned premium may be changed by written request; the frequency may be quarterly, semiannually, or annually.

  We also provide a pre-authorized payment plan. This plan, and any other alternate premium plans we provide, are governed by the rules we set.

  If continued payment of the planned premium during a Policy Year would exceed the Limit On Premium Payments for the Year shown in the Policy Specifications, we may decrease the planned premium to an amount that would not exceed that Limit.

  If premium payments are discontinued, we will continue to deduct monthly charges from the account value and the policy will stay in force subject to the Grace Period And Termination provision in Part 3.

  Premium Flexibility And Premium Notices

  After the first premium has been paid, there is no requirement that any amount of premium be paid on any date. Subject to the Limit On Premium Payments shown in the Policy Specifications and while this policy is in force, any amount of premium may be paid at any time while the Insured is living. However, each premium paid must be at least $20 or, if greater, the amount needed to prevent termination, as discussed in the Grace Period And Termination provision.

  We will send premium notices for the planned premium based on the amount and frequency in effect. We will stop sending notices for the planned premium upon receipt of the Owner's written request to do so.

  Where To Pay Premiums

  All premiums after the first premium are payable to us at our Administrative Office or at the place shown for payment on the premium notice. Upon request, a receipt signed by our Secretary or an Assistant Secretary will be given for any premium payment.

  Right To Refund Premiums

  We have the right to refund any amount of premium paid in a Policy Year that exceeds the Limit On Premium Payments for the Year shown in the Policy Specifications.

  A Limit On Total Premium Payments also may be stated in the Policy Specifications. If such a Limit is stated, we will automatically refund the amount of any premium paid that exceeds that Limit.

  Net Premium

  A net premium is a premium payment we receive for this policy less the premium expense charge we deduct at that time. The Maximum Premium Expense Charge we can deduct from each premium payment is shown in the Policy Specifications.

  We credit each net premium to the account value of this policy on the Valuation Date for which we have received the premium payment in good order. However, for any premium payment received before the Policy Date, the net premium will be credited to the account value as of the Policy Date.

  If the Face Amount of this policy has been increased (as discussed in Part 4), premium payments received once an increase becomes effective will be allocated to each segment of the Face Amount. (The Initial Face Amount is one "segment"; each increase in the Face Amount is a separate "segment.") This may affect the premium expense charge deducted from premium payments. The premium allocation will be made on a pro rata basis using the Premium Expense Factor for each segment. The Premium Expense Factor for each segment of the Face Amount is shown with its Table Of Maximum Monthly Insurance Charges in the Policy Specifications.

  Example: The Initial Face Amount of your policy is $500,000; the Premium Expense Factor for it is 4,000. You later increase the Face Amount by $700,000, to $1,200,000; the Premium Expense Factor for that increase is 6,000. The sum of the Premium Expense Factors is 10,000. Thereafter while the Face Amount remains at $1,200,000, each premium payment will be allocated 40% (4,000 divided by 10,000) to the Initial Face Amount and 60% (6,000 divided by 10,000) to the increase.

  Allocation Of Net Premiums

  Each net premium we receive on or before the Issue Date will be allocated to our general investment account. On the Register Date, any fixed account value of this policy will be allocated among the Guaranteed Principal Account and the divisions of the Separate Account, according to the net premium allocation in effect on the Register Date. Fixed account value is discussed in Part 3.

  Each net premium we receive after the Issue Date will be allocated according to the net premium allocation in effect on the date of receipt.

  The net premium allocation is specified at the time of application for this policy. Changes in the net premium allocation are subject to any limitations stated in the Policy Specifications. Subject to those limitations, the allocation may be changed by any later election satisfactory to us and received at our Administrative Office.

  The amount of each net premium we receive for this policy for allocation to a division of the Separate Account will be applied to purchase accumulation units for this policy in that division. See the Purchase And Sale Of Accumulation Units provision in Part 3.

  Part 3. Accounts, Values, and Charges

  This policy provides that certain values (referred to as the variable account values) are based on the investment performance of the Separate Account and are not guaranteed as to dollar amount. This policy also provides that other values (referred to as the fixed account values) are based on the interest credited to the

  Guaranteed Principal Account. The account value of this policy is the account value plus the fixed account value. This Part gives information about the Separate Account, the Guaranteed Principal Account, and the values and monthly charges connected with them.

  The Separate Account And The Guaranteed Principal Account

  The Separate Account

  The Separate Account shown in the Policy Specifications is a designated segment of the separate investment account we have established under Massachusetts law.

  The Separate Account has a number of divisions. Each division invests in shares of an investment fund. The divisions are shown in the Policy Specifications.

  The values of the assets in the divisions are variable and are not guaranteed. They depend on the investment results of the divisions of the Separate Account.

  We own the assets of the Separate Account. Those assets will be used only to support variable life insurance policies. That portion of the assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we may conduct. However, we may transfer to our general account any assets exceeding the reserves and other liabilities of the Separate Account. The income and the realized and unrealized capital gains and losses from each division of the Separate Account are credited to or charged against that division without regard to any of our other income, capital gains, or capital losses. The assets of the Separate Account are protected from the claims of our creditors.

  Changes In The Separate Account

  We have the right to establish additional divisions of the Separate Account from time to time. Amounts credited to any additional divisions established would be invested in shares of other funds. For any division, we have the right to substitute new funds. We also have the right to close any division to new investments.

  Subject to applicable provisions of federal securities laws, we have the right to change the investment policy of any division of the Separate Account.

  We also have the right to create new Separate Accounts and divisions.

  We have the right to operate the Separate Account as a unit investment trust under the Investment Company Act of 1940 or in any other form permitted by law.

  Accumulation Units

  Accumulation units are used to measure the variable account value of this policy. The value of a unit is determined as of the close of each Valuation Date. The value of any unit can vary from Valuation Date to Valuation Date. That value reflects the investment performance of the division of the Separate Account applicable to that unit. The value of accumulation units is discussed further in Part 7.

  Purchase And Sale Of Accumulation Units

  Amounts are credited to and taken from divisions of the Separate Account by purchasing and selling accumulation units. Accumulation units will be purchased and sold at the unit value as of the close of the Valuation Date of purchase or sale. The number of units purchased or sold will be the amount of money for purchase or sale divided by that unit value.

  Example: The amount applied is $550. The date of purchase is June 10, 20X1. The accumulation unit value on that date is $10. The number of units purchased would be 55 ($550 divided by $10 = 55). If, instead, the unit value was $11, then the amount applied would purchase 50 units ($550 divided by $11 = 50).

  We will process any financial transaction that involves the purchase or sale of accumulation units as of a Valuation Date if the transaction is in good order and is received by us at our Administrative Office on the Valuation Date before it ends. If we receive it in good order after the end of a Valuation Date or on a day the New York Stock Exchange is not open, we will process it as of the next following Valuation Date.

  In no case will accumulation units be purchased or sold before the Register Date.

  The Guaranteed Principal Account

  The Guaranteed Principal Account is part of our general investment account. It has no connection with, and does not depend on, the investment performance of the Separate Account. We have a right to establish additional guaranteed accounts from time to time.

  Values Of This Policy

  Account Value Of Policy

  The account value of this policy on any date is the variable account value of this policy plus the fixed account value of this policy, both determined as of that date.

  Variable Account Value Of Policy

  The variable account value of this policy reflects:

    The net premiums for this policy allocated to the Separate Account;
    Any amounts for this policy transferred into the Separate Account from the Guaranteed Principal Account;
    Any amounts transferred or withdrawn from the Separate Account for this policy;
    Any surrender charges for this policy deducted from the Separate Account due to any decreases in the Face Amount;
    Any monthly charges for this policy deducted from the Separate Account; and
    The net investment experience of the Separate Account.

  Net premiums, transfers, withdrawals, surrender charges, and monthly charges are all reflected in the variable account value through the purchase or sale of accumulation units. The net investment experience is reflected in the value of the accumulation units. Net premiums are discussed in Part 2, and monthly charges are discussed in this Part. Transfers, withdrawals, and surrender charges are discussed in Part 4.

  The value of the accumulation units credited to this policy in a division of the Separate Account is equal to the accumulation unit value in that division on the date the value is determined, multiplied by the number of those units in that division.

  The variable account value of this policy on any date is the total of the values of the accumulation units credited to this policy in each division of the Separate Account.

  FIXED ACCOUNT VALUE OF POLICY

  The fixed account value of this policy reflects:

    The net premiums for this policy allocated to our general investment account and to the Guaranteed Principal Account; plus
    Any amounts for this policy transferred into the Guaranteed Principal Account from the Separate Account; less
    Any amounts for this policy transferred or withdrawn from the Guaranteed Principal Account; less
    Any surrender charges for this policy deducted from the Guaranteed Principal Account due to any decreases in the Face Amount; less
    Any monthly charges for this policy deducted from the Guaranteed Principal Account; plus
    Interest credited to the fixed account value.

  Interest On Fixed Account Value

  The fixed account value of this policy earns interest at an effective rate defined in this provision. Interest is credited daily through the date the fixed account value is computed.

  For any fixed account value equal to the amount of any policy loan, the interest rate we use will be the daily equivalent of the greater of:

    The annual loan interest rate in effect during the current Policy Year less the loan interest rate expense charge; and
    The Minimum Annual Interest Rate For The Guaranteed Principal Account.

  The loan interest rate is discussed in the Interest On Loans provision in Part 4. The Maximum Loan Interest Rate Expense Charge and the Minimum Annual Interest Rate For The Guaranteed Principal Account are shown in the Policy Specifications.

  For any fixed account value in excess of the amount of any policy loan, the interest rate we use will be the daily equivalent of the greater of:

    The Minimum Annual Interest Rate For The Guaranteed Principal Account; and
    An alternate annual rate established by us. The alternate annual rate of interest will reflect our expectations for future investment results, profits, and expenses. This rate will be declared for each calendar month in advance; once declared for a month, it cannot be changed.

  Monthly Policy Charges

  Monthly Charges

  Charges will be deducted monthly from the account value of this policy. Monthly charges are due on each Monthly Charge Date before the Policy Anniversary Date nearest the Insured's 100th birthday.

  Monthly charges for this policy will be taken from the divisions of the Separate Account and from the Guaranteed Principal Account in proportion to the values of this policy in each of those divisions and in the Guaranteed Principal Account (excluding outstanding policy loans). Charges will first be deducted on the day that we receive the first premium payment or, if later, the day after the Issue Date. After we have deducted charges for the first time, monthly charges will be deducted on each subsequent Monthly Charge Date. Charges will also be deducted on the date that we receive the amount of premium needed to prevent termination, as discussed in the Grace Period And Termination provision in this Part.

  We assess four types of monthly charges: an administrative charge, a face amount charge, an insurance charge, and a rider charge; each is discussed in this section.

  Administrative Charge

  The amount of the monthly administrative charge will be determined by us. However, it will not exceed the Maximum Monthly Administrative Charge shown in the Policy Specifications.

  Face Amount Charge

  The amount of the monthly face amount charge will be determined by us. However, it will not exceed the result of:

    The Face Amount divided by 1,000; then multiplied by
    The Maximum Monthly Face Amount Charge for the year of coverage. These maximum charges are shown in the Policy Specifications.

  If the Face Amount of the policy has been increased (as discussed in Part 4), the face amount charge for each month will be the sum of the charges determined separately for each segment of the Face Amount.

  Insurance Charge

  The maximum monthly insurance charge rates per $1,000 of insurance risk are shown in the Table(s) Of Maximum Monthly Insurance Charges of the Policy Specifications. Maximum monthly insurance charge rates for the Initial Face Amount and for each Face Amount increase will be shown in a separate table.

  The insurance risk is computed as of the date the charge is due. All amounts are calculated as of that date. The insurance risk is determined by the following steps.

(a)	We compute the account value of this policy after all additions and deductions other than the deduction of the insurance risk charge and the rider charge for any disability rider or waiver rider.
(b)	We determine the amount of benefit under the Death Benefit Option in effect (as discussed in Part 5). The minimum death benefit (discussed in Part 5) used here is based on the account value computed in (a).

(c)	We divide the amount of benefit determined in (b) by 1 plus the monthly equivalent (expressed as a decimal fraction) of the Minimum Annual Interest Rate For The Guaranteed Principal Account shown in the Policy Specifications.

(d)	We subtract the account value, as computed in (a), from the amount determined in (c). The result is the monthly insurance risk.

  If there are two or more tables of maximum monthly insurance charges, the pro rata insurance risk allocated to each table will be based on the proportionate amount of Face Amount for the table to the total Face Amount. If the insurance risk is increased due to the minimum death benefit (discussed in Part 5), the table that applies to the most recent increase requiring evidence of insurability will be used for such increase.

  Example: The Initial Face Amount of your policy is $500,000. You later increase the Face Amount by $250,000. The Death Benefit Option is 1, and the benefit under Death Benefit Option 1 is $750,000. The pro rata portion of insurance risk to be allocated to the table for the Initial Face Amount is $500,000 divided by $750,000, or two-thirds. The pro rata portion to be allocated to the table for the increase is $250,000 divided by $750,000, or one-third.

  The insurance risk is computed as $600,000. The maximum monthly insurance charge per $1,000 of insurance risk will be based on the charge for an amount equal to two-thirds of $600,000, or $400,000, from the Initial Face Amount and an amount equal to one-third of $600,000, or $200,000, from the increase.

  Suppose instead that the benefit under Death Benefit Option 1 is $810,000 due to the minimum death benefit and that the insurance risk is $660,000. Then the maximum monthly insurance charge per $1,000 of insurance risk will be based on the charge for an amount equal to $400,000 from the Initial Face Amount and an amount equal to $260,000 from the increase ($200,000 plus the $60,000 due to the minimum death benefit).

  We may charge less than the maximum monthly insurance charges shown in the table(s). In this case, the monthly insurance charge rates will be based on our expectations for future mortality, investment, persistency and expense results, and future profits. The expense component of these rates is used to offset sales and issue expenses, which decrease over time. Any change in these charges will apply to all individuals in the same class.

  Rider Charge

  The monthly rider charge is the sum of the monthly charges for any riders in effect on the Monthly Charge Date. The monthly charges for any rider are shown in the Policy Specifications for the rider.

  Grace Period And Termination

  This policy may terminate without value if its account value on a Monthly Charge Date, less any policy debt, cannot cover the monthly charges due and the safety test is not met on that Date. However, we allow a grace period for payment of the amount of premium (not less than $20) needed to avoid termination. The safety test is discussed in the next provision.

  The grace period begins on the date the monthly charges are due. It ends 61 days after that date or, if later, 31 days after we mail a written notice to the Owner and to any assignee shown in our records at their last known addresses. This notice will state the amount of premium needed to avoid termination.

  During the grace period, the policy will stay in force. If the Insured dies during the grace period, any unpaid premium amount needed to avoid termination will be deducted from the death benefit (see the Amount Of Death Benefit provision in Part 5). The policy will terminate without value if we do not receive payment of the required amount by the end of the grace period.

  While there is a loan outstanding on this policy, our right to terminate this policy under the terms of the Policy Debt Limit provision (see Part 4) applies in addition to our right under this provision.

  If the account value less policy debt on a Monthly Charge Date cannot cover the monthly charges due, but the safety test is met on that Date, then the monthly charges for that Date will be reduced to an amount equal to the account value on that Date (just before the deduction) less any outstanding debt.

  Safety Test

  The safety test can be met only during the First and Second Guarantee Periods; each Guarantee Period is associated with a Guarantee Premium. The First and Second Guarantee Periods and the First and Second Guarantee Premiums are shown in the Policy Specifications.

  For any day during the First Guarantee Period, the safety test is met if the result of premiums paid less any amounts withdrawn, accumulated with interest to that day, equals or exceeds the result of payments of the First Guarantee Premium from the Policy Date to that day, accumulated with interest.

  For any day after the First Guarantee Period but during the Second Guarantee Period, the safety test is met if premiums paid less any amounts withdrawn, accumulated with interest to that day, equals or exceeds the result of payments of the Second Guarantee Premium from the Policy Date to that day, accumulated with interest.

  In the safety test, interest is accumulated at an effective annual rate equal to the Minimum Annual Interest Rate For The Guaranteed Principal Account, which is shown in the Policy Specifications. In accumulating premiums paid, we exclude any premium amounts refunded under the Right To Refund Premiums provision in Part 2. Also, we assume in this test that Guarantee Premiums are paid on each Monthly Charge Date.

  Example:

  On the 6th Monthly Charge Date, the monthly charges are $100, but the account value, before the deduction for monthly charges, is only $95. There is no policy debt. The policy is in the First Guarantee Period, and the First Guarantee Premium is $25. Premium payments of $35 were made on each Monthly Charge Date including the current one. There were no withdrawals. In this case, the safety test is met. So the monthly charges for that 6th Monthly Charge Date are reduced to $95, and the account value is reduced to zero.

  On the first Monthly Charge Date in the 21st Policy Year, the monthly charges are $250, but the account value is only $220. There are no surrender charges and no policy debt. The policy is in the Second Guarantee Period, and the Second Guarantee Premium is $60. Premium payments of $75 were made on each Monthly Charge Date from the Policy Date through the current Monthly Charge Date. There were no withdrawals. In this case, the safety test is met also. So the monthly charges for that Monthly Charge Date are reduced to $220, and the account value is reduced to zero.

  Part 4. Life Benefits

  This life insurance policy provides a death benefit if the Insured dies while the policy is in force. Rights and benefits are also available while the Insured is living. These "Life Benefits" are discussed in this Part.

  Policy Ownership

  Rights Of Owner

  While the Insured is living, the Owner may exercise all rights given by this policy or allowed by us. These rights include changing Beneficiaries, changing ownership, assigning this policy, enjoying all policy benefits, and exercising all policy options.

  The consent of any Irrevocable Beneficiary is needed to exercise any policy right except the rights to:

    Change the frequency of planned premiums;
    Change the premium payment plan;
    Reinstate this policy after termination; and
    Exercise dividend rights.

  Changing The Owner Or Beneficiary

  While the Insured is living, the Owner or any Beneficiary may be changed by written request. We do not limit the number of changes that may be made. The change will take effect as of the date the request is signed, even if the Insured dies before we receive it. Each change will be subject to any payment we made or other action we took before receiving the written request.

  Transfers Of Values

  Transfers of values are subject to the limitations stated in the Policy Specifications. Subject to those limitations, transfers of values may be made upon direction, received in good order, at our Administrative Office. These transfers are:

    Transfers of values between divisions of the Separate Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the sold units to purchase units in any other division.
    Transfers of values from one or more divisions of the Separate Account to the Guaranteed Principal Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the sold units to the Guaranteed Principal Account.
    Transfers of values from the Guaranteed Principal Account to one or more divisions of the Separate Account. These transfers will be made by applying all or part of the value in the Guaranteed Principal Account (excluding any outstanding policy loans) to purchase accumulation units in one or more divisions of the Separate Account.

  Transfers will be made as of the Valuation Date specified in the Purchase And Sale Of Accumulation Units provision in Part 3. All transfers made on the Valuation Date will be considered one transfer.

  Assigning This Policy

  This policy may be assigned. However, for any assignment to be binding on us, we must receive a signed copy of it at our Administrative Office. We will not be responsible for the validity of any assignment. Any assignment made after the Insured dies will be valid only with our consent.

  Once we receive a signed copy of an assignment, the rights of the Owner and the interest of any Beneficiary or any other person will be subject to the assignment. An assignment is subject to any policy debt. Policy debt is discussed in the Right To Make Loans provisions in this Part.

  Annual Report

  Each year after the Policy Anniversary Date, we will mail an annual report to the Owner. There will be no charge for this report. This report will show the account value at the beginning of the previous Policy Year and all premiums paid since that time. It also will show the additions to, and deductions from, the account value during that Year, and the account value, death benefit, net surrender value, and policy debt as of the current Policy Anniversary Date.

  This report also will include any additional information required by applicable law or regulation.

  This Policy's Share In Dividends

  Policy Is Participating

  This policy is "participating," which means it may or may not share in any dividends we pay.

  Each year we determine how much money can be paid as dividends. This is called divisible surplus. We then determine how much of this divisible surplus is to be allocated to this policy. This determination is based on this policy's contribution to divisible surplus. Since we do not expect this policy to contribute to divisible surplus, we do not expect that any dividends will be payable on this policy.

  Any dividends allocated to this policy will be payable on Policy Anniversary Dates.

  How Dividends May Be Used

  Dividends may be used in a number of ways. These are called dividend options.

  There are four basic dividend options.

  Cash - Dividends will be paid in cash.

  Account Value Additions - Dividends will be added to the account value of this policy.

  Paid-Up Additions - Dividends will be used to buy additional level paid-up insurance. The amount of paid-up insurance will be determined by applying the dividend, on the date credited, as a net single premium at the gender and Attained Age of the Insured on that date. The value of the paid-up insurance will be the net single premium, on the same basis, at the Attained Age of the Insured. The amount of any paid-up additions will be added to the death benefit; and the value of any paid-up additions will be added to the net surrender value. However, determination of account value, insurance charges, and minimum death benefit ignore paid-up additions.

  Reduced Monthly Charges - Dividends will be used to reduce the monthly deductions we make from the account value to pay the monthly charges.

  A dividend option may be elected in the application. It may be changed by the Owner up to 31 days after the dividend becomes payable. If no dividend option is in effect when a dividend becomes payable, we will apply any dividends payable under the paid-up additions dividend option.

  Dividend After Death Of Insured

  If the Insured dies after the first Policy Year, the death benefit will include a pro rata share of any dividend allocated to the policy for the Year that death occurs.

  Right To Change The Face Amount

  While this policy is in force, the Face Amount may be changed. Any change in the Face Amount will be effective on a Monthly Charge Date. We may limit the number and the size of the changes in a Policy Year.

  Increases In The Face Amount

  While the Insured is living, the Face Amount of this policy may be increased upon written application. Evidence of insurability that is satisfactory to us is required for each increase. The amount of each increase must be for at least the Minimum Face Amount Increase shown in the Policy Specifications.

  If the account value is insufficient to continue the changed policy in force for three months at the new monthly charges and interest, we may require a payment sufficient to increase the account value to such amount.

  Any increase elected under any insurability protection type of rider will be effective as directed in that rider. Any other increase in the Face Amount will be effective on the Monthly Charge Date that is on, or precedes, the date we approve the application.

  Insurance charges for each increase elected are determined and deducted from the account value of this policy as described in the Monthly Charges provision in Part 3. These charges will be deducted from the account value beginning on the effective date of the increase. Additional surrender charges (discussed later in the Net Surrender Value provision in this Part) will apply for each increase elected.

  No increase in the Face Amount will be permitted after the Policy Anniversary Date nearest the Insured's 85th birthday.

  Decreases In The Face Amount

  After the first Policy Year, the Face Amount may be decreased by the Owner's written request while the Insured is living. However, the decrease must not reduce the Face Amount to an amount less than the Minimum Face Amount shown in the Policy Specifications. No decrease is permitted within one year following the effective date of any increase.

  Any decrease is effective on the Monthly Charge Date that is on, or precedes, the date we receive the written request. If a decrease follows one or more increases, the decrease is taken from the most recent increase(s).

  Any surrender charge due upon a decrease in the Face Amount is deducted from the account value on the effective date of the decrease. The charge is deducted from each division of the Separate Account and from the Guaranteed Principal Account in proportion to the values of this policy in each of those divisions and in the Guaranteed Principal Account (excluding any outstanding policy loans) on that date. Surrender charges are discussed in the Net Surrender Value provision in this Part.

  No decrease in the Face Amount will be permitted beyond the Insured's Attained Age 99.

  Evidence Of Changes

  If the Face Amount is changed, we will send the Owner any revised or additional Policy Specifications for attachment to this policy. If the Face Amount is increased, we will also send a copy of the application for the increase. However, we have the right to require that the policy be sent to us to make the change.

  Borrowing Against This Policy

  Right To Make Loans

  Once the account value exceeds any surrender charges that apply, the Owner may borrow against this policy while the Insured is living. However, we reserve the right to limit loans in the first Policy Year. The policy must be properly assigned to us before the loan is made. No other collateral is needed. We refer to all outstanding loans plus accrued interest as "policy debt."

  Effect Of Loan

  A loan is attributed to each division of the Separate Account and to the Guaranteed Principal Account in proportion to the values of this policy in each of those divisions and in the Guaranteed Principal Account (excluding any outstanding policy loans) at the time of the loan. The amount of the loan attributed to each division of the Separate Account will be transferred to the Guaranteed Principal Account. Any such transfer is made by selling accumulation units in the division and applying the value of those units to the Guaranteed Principal Account on the date the loan is made. Any interest added to the loan will be treated as a new loan under this provision.

  The amount equal to any outstanding policy loans will be held in the Guaranteed Principal Account and will earn interest as described in the Interest On Fixed Account Value provision in Part 3.

  Maximum Loan Available

  The maximum amount that can be borrowed on any date is the net surrender value on the date of the loan, less interest at the loan interest rate, to the end of the Policy Year.

  Interest On Loans

  Interest on loans is not due in advance. This interest accrues (builds up) each day and becomes part of the policy debt as it accrues.

  Interest is due on each Policy Anniversary Date. If interest is not paid when due, it will be added to the loan and will bear interest at the rate payable on the loan.

  Example: You have a loan of $1,000. The interest due on the next Policy Anniversary Date is $50. If it is not paid on that date, we will add it to the existing loan. From then on, the loan will be $1,050 and interest will be charged on this new amount.

  The type of interest rate on any policy loan is elected at the time of application for this policy and cannot be changed; the type elected for this policy is shown in the Policy Specifications. The two types of interest rates available are:

(1)	A fixed loan rate of 4% per year; and
(2)	A variable loan rate. Such loan rate is an annual rate set by us. This rate may change from year to year. Each year we will set the rate that will apply for the next Policy Year. The rate will apply to all policy debt under this policy.

       Each year there is a maximum limit on the variable loan interest rate we can set. That limit is based on a Published Monthly Average. That Average will be:

    The Monthly Average Corporates yield shown in Moody's Corporate Bond Yield Averages, as published by Moody's Investors Service, Inc., or any successor to that service; or
    If that Monthly Average is no longer published, a substantially similar average, established by the insurance supervisory official of the state where this policy was delivered.

  The maximum limit is the Published Monthly Average for the calendar month ending two months before the month in which the Policy Year begins or, if higher, the Minimum Annual Interest Rate For The Guaranteed Principal Account plus 1%.

  Example: A Policy Year begins on June 10, 20X1. The calendar month ending two months before June is March. The loan interest rate for the policy Year beginning June 10, 20X1, will not be greater than the Published Monthly Average for March, 20X1. However, if the Minimum Annual Interest Rate For The Guaranteed Principal Account (plus 1%) is higher than the Average, then the Minimum Annual Interest Rate For The Guaranteed Principal Account (plus 1%) will be the maximum loan interest rate for that Policy Year.

  If the maximum limit for a Policy Year is at least 1/2% higher than the loan interest rate in effect for the previous year, we may increase the rate to a rate not higher than that limit.

  If the maximum limit for a Policy Year is at least 1/2% lower than the loan interest rate in effect for the previous year, we must decrease the rate to a rate not exceeding that limit.

  Policy Debt Limit

  Policy debt (which includes accrued interest) may not equal or exceed the account value less any surrender charges that apply. If this limit is reached, we can terminate this policy. To terminate for this reason, we must mail written notice to the Owner and any assignee shown in our records at their last known addresses. This notice will state the amount needed to bring the policy debt back within the limit. If we do not receive payment within 31 days after the date we mail the notice, the account value will be reduced by any surrender charges that apply and this policy will terminate without value at the end of those 31 days.

  Our right to terminate this policy under the terms of this provision applies in addition to our right under the Grace Period And Termination provision in Part 3.

  Repayment Of Policy Debt

  All or part of any policy debt may be repaid at any time while the Insured is living. However, policy debt can be repaid only while this policy is in force. Each loan repayment will be credited on the Valuation Date for which we have received, it in good order, at our Administrative Office.

  Any repayment of policy debt will be allocated first to the Guaranteed Principal Account up to the amount of the policy loan that was attributed to the Guaranteed Principal Account. (For this purpose, no amount of policy loan resulting from unpaid loan interest will be considered to be attributed to the Guaranteed Principal Account.) Any repayment in excess of that amount will be allocated among the Guaranteed Principal Account and the divisions of the Separate Account according to the net premium allocation then in effect.

  Loan repayments must be clearly identified as such; otherwise, they will be considered premium payments.

  Other Borrowing Rules

  We may delay the granting of any loan attributable to the Guaranteed Principal Account for up to six months.

  We may delay the granting of any loan attributable to the Separate Account during any period that:

    The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closing, or trading is restricted; or
    The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or
    The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our policy owners.

  Surrendering This Policy And Making Withdrawals

  Right To Surrender

  This policy may be surrendered for its net surrender value (see next provision) at any time while the policy is in force and the Insured is living. The surrender will be effective on the Valuation Date for which we have received the written surrender request in good order. This policy will terminate as of the date of surrender.

  Net Surrender Value

  The net surrender value of this policy is equal to the account value less any surrender charges that apply and less any policy debt. The surrender charge for this policy is the sum of the surrender charges for the Initial Face Amount and all Face Amount increases. These charges are shown in the Table(s) Of Surrender Charges of the Policy Specifications. In no event will the net surrender value be less than zero.

  Making Withdrawals

  After the first Policy Year, withdrawals may be made by written request at any time while the policy is in force and the Insured is living. No withdrawals may be made once the Insured has reached Attained Age 100. The request for a withdrawal must state the Account (or Accounts) from which the withdrawal will be made. For any withdrawal from the Separate Account, the request must also state the division (or divisions) from which the withdrawal will be made.

  A withdrawal will be effective on the Valuation Date for which we have received the written request in good order.

  On the date of a withdrawal, the account value of this policy is reduced by the amount of the withdrawal. The withdrawal amount includes the withdrawal fee. The Maximum Withdrawal Fee that can be taken with each withdrawal is shown in the Policy Specifications.

  The withdrawal from the Guaranteed Principal Account will be made by reducing the value in that Account to provide the amount of the withdrawal. A withdrawal from a division of the Separate Account will be made by selling a sufficient number of accumulation units to provide the amount of the withdrawal.

  The Face Amount will be decreased on the date of a withdrawal if:

    Death Benefit Option 1 or Death Benefit Option 3 is in effect on the date of the withdrawal (Death Benefit Options are described in Part 5); and
    The amount of benefit provided by that Death Benefit Option would be greater than the minimum death benefit (also described in Part 5) after the withdrawal; and
    We have not received evidence of insurability satisfactory to us.

  In this case, the Face Amount will be decreased by an amount equal to the excess of (A) over (B), where:

(A)	is the withdrawal amount; and
(B)	is the lowest amount of withdrawal that would reduce the minimum death benefit below the amount of benefit provided by the Death Benefit Option in effect just after the withdrawal.

  In this case, if a decrease follows one or more Face Amount increases, the decrease is taken from the most recent increase(s).

  Withdrawals will be subject to the following limits:

    The minimum amount of a withdrawal (including the withdrawal fee) is $100;
    The maximum amount of a withdrawal on any date is 75% of the net surrender value of this policy on that date; and
    The Face Amount after a withdrawal must not be less than the Minimum Face Amount shown in the Policy Specifications.

  Example: Death Benefit Option 1 is in effect and you make a withdrawal without furnishing us satisfactory evidence of insurability. Prior to your withdrawal, your policy has a Face Amount of $600,000 and an account value of $120,000. The death benefit of $600,000 exceeds the minimum death benefit. If you make a withdrawal of $30,000, the account value will be reduced to $90,000, the Face Amount will be reduced to $570,000, and $29,975 will be paid to you.

  If the Face Amount is reduced due to a withdrawal, we will send the Owner any revised or additional Policy Specifications for attachment to this policy. However, we have the right to require that the policy be sent to us to make the changes.

  How We Pay

  Any withdrawal made will be paid in one sum. If the policy is surrendered, the net surrender value may be paid in one sum or it may be applied under any payment option elected. See Part 6.

  We may delay paying any surrender or withdrawal from the Guaranteed Principal Account for up to six months from the date we receive the written request.

  We may delay paying any surrender or withdrawal from the Separate Account during any period that:

    The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closing, or trading is restricted; or
    The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or
    The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our policy owners.

  Reinstating This Policy

  When Policy May Be Reinstated

  After this policy has terminated, it may be reinstated -- that is, put back in force. However, the policy cannot be reinstated if it has been surrendered for its net surrender value. Reinstatement must be made within five years after the date of termination and during the Insured's lifetime.

  Requirements To Reinstate

  A written application and evidence of insurability satisfactory to us is required to reinstate. Also, a premium is required as a cost to reinstate. This cost is the amount of premium needed to keep the policy in force for three months after reinstatement. This amount will be quoted on request.

  Policy After Reinstatement

  The policy will be reinstated on the Monthly Charge Date that is on, or precedes, the date we approve the application. The Face Amount on the date of reinstatement will be the Face Amount on the termination date. The account value on the date of reinstatement will be the reinstatement premium paid, less any premium expense charge and less any monthly charges due on that date.

  Upon reinstatement of this policy, the Table(s) Of Surrender Charges (shown in the Policy Specifications) will apply as though the policy had not terminated. However, if the surrender charge was taken when this policy terminated, then the applicable surrender charges will not be reinstated.

  Our rights to contest the validity of, and terminate, this policy begin again on the date of reinstatement. See the Representations And Contestability and Death By Suicide provisions in Part 1.

  Part 5. The Death Benefit

  The death benefit is the amount of money we will pay when we receive due proof at our Administrative Office that the Insured died while the policy was in force. Payment of the death benefit is subject to the Representations And Contestability provision in Part 1. We discuss the death benefit in this Part.

  Amount Of Death Benefit

  If the Insured dies while this policy is in force, the death benefit will be the amount of benefit provided by the Death Benefit Option in effect on the date of death, reduced by any policy debt outstanding on the date of death and any unpaid premium amount needed to avoid termination under the Grace Period And Termination provision in Part 3.

  Death Benefit Options

  Three Death Benefit Options, described here, are available under this policy. The Death Benefit Option and the Face Amount in effect for this policy are shown in the Policy Specifications. The minimum death benefit is discussed in the next provision.

  Death Benefit Option 1 - Under this Option, the amount of benefit is the greater of:

    The Face Amount in effect on the date of death;
    The minimum death benefit in effect on the date of death.

  Death Benefit Option 2 - Under this Option, the amount of benefit is the greater of:

    The Face Amount in effect on the date of death plus the account value on that date;
    The minimum death benefit in effect on the date of death.

  Death Benefit Option 3 - Under this Option, the amount of benefit is the greater of:

    The Face Amount in effect on the date of death plus the sum of all premiums paid (and not refunded under the Right To Refund Premiums provision in Part 2) to that date;
    The minimum death benefit in effect on the date of death.

  Minimum Death Benefit

  The minimum death benefit on any date is equal to the account value on that date multiplied by the Death Benefit Factor for the Insured's Attained Age on that date. The Death Benefit Factor for each Attained Age is shown in the Policy Specifications.

  Changes In The Death Benefit Option

  After the first Policy Year, the Death Benefit Option may be changed upon written request while the Insured is living. However, no change in the Death Benefit Option will be permitted beyond the Insured's Attained Age 99.

  A change in the Death Benefit Option will be effective on the Monthly Charge Date that is on, or precedes, the date we approve the change, unless a later date is requested.

  When the Death Benefit Option is changed, the Face Amount of this policy also changes on the effective date of the change as follows (all amounts are as of the date of change):

    Option 1 to Option 2: Decreased by an amount equal to the account value;
    Option 1 to Option 3: Decreased by an amount equal to the sum of all premiums paid (and not refunded);
    Option 2 to Option 1: Increased by an amount equal to the account value;

    Option 2 to Option 3: Decreased by an amount equal to the sum of all premiums paid (and not refunded), and then increased by an amount equal to the account value;

    Option 3 to Option 1: Increased by an amount equal to the sum of all premiums paid (and not refunded);
    Option 3 to Option 2: Increased by an amount equal to the sum of all premiums paid (and not refunded), and then decreased by an amount equal to the account value.

  A change in the Death Benefit Option may follow one or more increases in the Face Amount of this policy. In this case, the change will:

    If the Face Amount increases, increase the most recent increase, and
    If the Face Amount decreases, decrease the most recent increase(s).

  No change in the Death Benefit Option will be allowed if the Face Amount after the change would be less than the minimum face amount shown in the Policy Specifications.

  We may limit the number of Death Benefit Option changes in any Policy Year.

  If the Death Benefit Option or the Face Amount is changed, we will send the Owner any revised or additional Policy Specifications for attachment to this policy.

  When We Pay

  The death benefit will be paid within 7 days after the date we receive, in good order, due proof of the Insured's death at our Administrative Office.

  We may delay paying any portion of a death benefit attributable to the variable account value that becomes payable during any period that:

    The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closing, or trading is restricted; or
    The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or
    The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our policy owners.

  Interest On Death Benefit

  If the death benefit is paid in one sum, we will add interest from the date of death to the date of payment. The amount of interest will be computed using an effective annual rate not less than 3% or, if greater, the annual rate required by law.

  If the death benefit is applied under a payment option (described in Part 6), interest will be paid from the date of death to the effective date of that option. It will be paid in one sum to the Beneficiary living on that effective date. The amount of interest will be computed using an effective annual rate not less than 3% or, if greater, the annual rate required by law.

  Part 6. Payment Options

  These are optional methods of settlement. These methods provide alternate ways in which payment can be made by us.

  Availability Of Options

  All or part of the death benefit or net surrender value may be applied under any payment option. If this policy is assigned, any amount due to the assignee will be paid in one sum. The balance, if any, may be applied under any payment option.

  Minimum Amounts

  If the amount to be applied under any option for any one person is less than $10,000, we may pay the amount in one sum instead. If the payments under any option come to less than $100 each, we have the right to make payments at less-frequent intervals.

  Description Of Options

  Our regular payment options are Options 1 through 6. They are described in terms of monthly payments. Annual, semiannual, or quarterly payments may be requested instead. The Payment Option Rates tables are shown after Part 7.

  Option 1

  Installments For A Specified Period. Equal monthly payments will be made for any period selected, up to 30 years. The amount of each payment depends on the total amount applied, the period selected, and the monthly income rates we are using when the first payment is due. See the Option 1. Installments For A Specified Period table for the minimum monthly income rates.

  Option 2

  Life Income. Equal monthly payments will be based on the life of a named person. Payments will continue for the lifetime of that person. Income with or without a minimum payment period may be elected. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named person's age, satisfactory to us, will be required. See the Option 2. Life Income tables for the minimum monthly income rates.

  Option 3

  Interest. We will hold any amount applied under this option. Interest on the amount will be paid at an effective annual rate determined by us. This rate will not be less than 3%.

  Option 4

  Installments Of Specified Amount. Each payment will be made for an agreed fixed amount. The total amount paid during the first year must be at least 6% of the total amount applied. Interest will be credited each month on the unpaid balance and added to it. This interest will be at an effective annual rate determined by us, but not less than 3%. Payments continue until the balance we hold is reduced to an amount less than the agreed fixed amount. The last payment will be for the balance only.

  Option 5

  Life Income With Payments Guaranteed For Amount Applied. Equal monthly payments will be based on the life of a named person. Payments will be made until the total amount paid equals the amount applied, and as long thereafter as the named person lives. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named person's age, satisfactory to us, will be required. See the Option 5. Life Income With Payments Guaranteed For Amount Applied tables for the minimum monthly income rates.

  Option 6

  Joint Life Income With Reduced Payments To Survivor. Monthly payments will be based on the lives of two named persons. Payments at the initial level will continue while both are living or for 10 years if longer. When one dies (but not before the 10 years has elapsed), payments are reduced by one-third and will continue at that level for the lifetime of the other. After the 10 years has elapsed, payments stop when both named persons have died. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named persons' ages, satisfactory to us, will be required. See the Option 6. Joint Life Income With Reduced Payments To Survivor tables for the minimum monthly income rates.

  Alternate Life Income

  If Option 2, 5, or 6 is elected, the named person(s) can elect to receive an alternate life income instead of receiving income based on the rates shown in the Payment Option Rates tables. The election must be made at the time the income is to begin. The monthly alternate life income will be at least equal to the monthly income provided by a new single premium immediate annuity (first payment immediate), based on our published rates then in use when the payment option is elected. The alternate life income will not be available if we are not offering new single premium immediate annuities at the time of election.

  Electing A Payment Option

  To elect any payment option, we require a written request. The Owner may elect an option during the Insured's lifetime. If the death benefit is payable in one sum when the Insured dies, the Beneficiary may elect an option with our consent.

  Effective Date And Payment Dates

  The effective date of a payment option is the date the amount is applied under that option. For a death benefit, this is the date that due proof of the Insured's death is received at our Administrative Office. For the net surrender value, it is the effective date of surrender.

  The first payment is due on the effective date, except the first payment under Option 3 is due one month later. A later date for the first payment may be requested in the payment option election. All payment dates will fall on the same day of the month as the first one. No payment will become due until a payment date. No part payment will be made for any period shorter than the time between payment dates.

  Example: Monthly payments of $100 are being made to your son on the 1st of each month. He dies on the 10th. No part payment is due your son or his estate for the period between the 1st and the 10th.

  Withdrawals And Changes

  If provided in the payment option election, all or part of the unpaid balance under Option 3 or 4 may be withdrawn or applied under any other option.

  If the net surrender value is applied under Option 3 or 4, we may delay payment of any withdrawal for up to six months. In this case, interest at the rate in effect for Option 3 during this period will be paid on the amount withdrawn.

  Income Protection

  To the extent permitted by law, each option payment and any withdrawal shall be free from legal process and the claim of any creditor of the person entitled to them. No option payment and no amount held under an option can be taken or assigned in advance of its payment date, unless the Owner's written consent is given before the Insured dies. This consent must be received at our Administrative Office.

  Other Payment Option Rules

  Options for any amount payable to an association, corporation, partnership, or fiduciary are available only with our consent. However, a corporation or partnership may apply any amount payable to it under Option 2, 5, or 6 if the option payments are based on the life or lives of the Insured, the Insured's spouse, any child of the Insured, or any other person agreed to by us.

  If a minimum payment period is elected under Options 1, 2, 5, and 6, the effective annual interest rate will not be less than 3%. This does not apply when an alternate life income is elected.

  If a minimum payment period is elected, after the first payment is made we may increase the payments to reflect any additional interest earnings determined by us. This does not apply when an alternate life income is elected.

  If the income that would be payable under a given payment option is the same for 2 or more periods of time at a given age, we automatically will pay income for the longest period.

  Example: You choose Option 2. You are 50 years old. The Payment Option Rate (for Option 2) is $3.64 for 5 years. The Payment Option Rate for 10 years is also $3.64. We will pay income for at least 10 years, which is the longest period.

  Part 7. Notes On Our Computations

  This Part covers some technical points about this policy.

  Net Investment Factor

  For each division of the Separate Account, the Net Investment Factor for any Valuation Date is the gross investment rate for that Date plus 1.00000000 and minus a Separate Account charge for mortality and expense risk. This Separate Account charge will not exceed the Maximum Separate Account Charge shown in the Policy Specifications. The Net Investment Factor may be greater or less than 1.00000000.

  For each division of the Separate Account, the gross investment rate for any Valuation Date is equal to:

    The net earnings of that division on the Valuation Date, divided by
    The value of the total assets of that division on the Valuation Date.

  The net earnings of each division are equal to the accrued investment income and capital gains and losses (realized and unrealized) of that division reduced by any investment management fees and any other expenses, and by any amount charged against that division for taxes paid or reserved by us.

  The gross investment rate will be determined by us in accordance with generally accepted accounting principles and applicable laws, rules and regulations. This determination shall be conclusive upon the Owner, the Insured, any Beneficiary, any assignee, and any other person under this policy.

  Accumulation Unit Value

  The value of an accumulation unit in each division was set at $1.000000 on the first Valuation Date selected by us. The value on any Date thereafter is equal to the product of the Net Investment Factor for that division for that Valuation Date and the accumulation unit value on the preceding Valuation Date.

  Adjustment Of Units And Values

  We have the right to split or consolidate the number of accumulation units credited to the policy, with a corresponding increase or decrease in the unit values. We may exercise this right whenever we consider an adjustment of units to be desirable. However, strict equity will be preserved in making any adjustment. No adjustment will have any material effect on the benefits, provisions, or investment return of this policy, or on the Owner, the Insured, any Beneficiary, any assignee or other person, or on us.

  Basis Of Computation

  The basis of computation consists of the mortality rates and interest rates we use to determine:

    The minimum net surrender values;
    The maximum monthly insurance charges;
    The minimum rate used to credit interest on the fixed account value of the policy; and
    The minimum payments under payment Options 2, 5, and 6.

  The mortality rates for the minimum net surrender values and for the maximum monthly insurance charges are shown in each Table Of Maximum Monthly Insurance Charges. The Minimum Annual Interest Rate For The Guaranteed Principal Account used to credit interest on the fixed account value of the policy is shown in the Policy Specifications. The mortality tables specified apply to amounts in a standard risk classification. Appropriate modifications are made to these tables for any amount that is not in a standard risk classification.

  In computing the minimum payments under payment Options 2, 5, and 6, we use mortality rates from the 1983 Table "a" with Projection G for 32 years. The interest rate used is an annual rate of 3%.

  Method Of Computing Values

  When required by the state where this policy was delivered, we filed a detailed statement of the method we use to compute the policy benefits and values. These benefits and values are not less than those required by the laws of that state.

OPTION 1. INSTALLMENTS FOR
A SPECIFIED PERIOD -
PAYMENT OPTION RATES

MONTHLY INCOME PER
$1,000 OF AMOUNT APPLIED

Years	Monthly Income

1	$84.47
2	42.86
3	28.99
4	22.06
5	17.91
6	15.14
7	13.16
8	11.68
9	10.53
10	9.61
11	8.86
12	8.24
13	7.71
14	7.26
15	6.87
16	6.53
17	6.23
18	5.96
19	5.73
20	5.51
21	5.32
22	5.15
23	4.99
24	4.84
25	4.71
26	4.59
27	4.47
28	4.37
29	4.27
30	4.18

The first income payment is payable
on the effective date of this Option.

OPTION 2. LIFE INCOME - PAYMENT OPTION RATES
OPTION 5. LIFE INCOME WITH PAYMENTS GUARANTEED FOR AMOUNT
APPLIED PAYMENT OPTION RATES

	MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
		MALE

		5 YEARS	10 YEARS	20 YEARS	AMOUNT
AGE*	LIFE ONLY	MINIMUM	MINIMUM	MINIMUM	APPLIED

50	$3.94	$3.93	$3.91	$3.84	$3.82
51	4.00	3.99	3.97	3.89	3.87
52	4.07	4.06	4.04	3.94	3.93
53	4.14	4.13	4.10	4.00	3.98
54	4.21	4.20	4.17	4.06	4.05

55	4.29	4.28	4.25	4.11	4.11
56	4.37	4.36	4.32	4.17	4.17
57	4.45	4.44	4.40	4.23	4.24
58	4.54	4.53	4.49	4.30	4.32
59	4.64	4.63	4.58	4.36	4.39

60	4.75	4.73	4.67	4.42	4.47
61	4.86	4.84	4.77	4.49	4.55
62	4.97	4.95	4.88	4.56	4.64
63	5.10	5.07	4.99	4.62	4.73
64	5.23	5.20	5.11	4.69	4.83

65	5.38	5.34	5.23	4.75	4.93
66	5.53	5.49	5.36	4.82	5.04
67	5.69	5.64	5.49	4.88	5.15
68	5.87	5.81	5.63	4.94	5.27
69	6.05	5.98	5.77	5.00	5.39

70	6.25	6.17	5.92	5.06	5.52
71	6.46	6.36	6.07	5.11	5.66
72	6.68	6.56	6.23	5.16	5.80
73	6.91	6.78	6.39	5.21	5.95
74	7.16	7.00	6.56	5.25	6.10

75	7.43	7.24	6.73	5.29	6.27
76	7.71	7.50	6.90	5.33	6.44
77	8.02	7.76	7.07	5.36	6.63
78	8.35	8.04	7.25	5.39	6.82
79	8.70	8.33	7.42	5.41	7.02

80	9.07	8.64	7.60	5.43	7.23
81	9.47	8.96	7.77	5.45	7.46
82	9.89	9.29	7.94	5.46	7.69
83	10.35	9.64	8.10	5.48	7.93
84	10.83	10.00	8.26	5.48	8.19

85	11.35	10.37	8.41	5.49	8.46

Rates for other ages are available upon request.
*Age on birthday nearest the due date of the first payment.
The first income payment is payable on the effective date of this Option.

OPTION 2. LIFE INCOME - PAYMENT OPTION RATES
OPTION 5. LIFE INCOME WITH PAYMENTS GUARANTEED FOR AMOUNT
APPLIED - PAYMENT OPTION RATES

MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
FEMALE

		5 YEARS	10 YEARS	20 YEARS	AMOUNT
AGE*	LIFE ONLY	MINIMUM	MINIMUM	MINIMUM	APPLIED

50	$3.64	$3.64	$3.63	$3.60	$3.58
51	3.69	3.69	3.68	3.63	3.63
52	3.74	3.74	3.73	3.69	3.67
53	3.80	3.80	3.79	3.74	3.72
54	3.86	3.85	3.84	3.79	3.77

55	3.92	3.91	3.90	3.84	3.83
56	3.98	3.98	3.96	3.90	3.88
57	4.05	4.04	4.03	3.95	3.94
58	4.12	4.12	4.10	4.01	4.00
59	4.20	4.19	4.17	4.07	4.07

60	4.28	4.27	4.25	4.14	4.13
61	4.36	4.36	4.33	4.20	4.20
62	4.45	4.45	4.42	4.27	4.28
63	4.55	4.54	4.51	4.34	4.36
64	4.65	4.64	4.60	4.41	4.44

65	4.76	4.75	4.70	4.48	4.53
66	4.88	4.86	4.81	4.55	4.62
67	5.00	4.99	4.92	4.62	4.71
68	5.14	5.12	5.04	4.69	4.82
69	5.28	5.26	5.17	4.76	4.92

70	5.44	5.41	5.30	4.83	5.04
71	5.60	5.57	5.45	4.90	5.16
72	5.78	5.74	5.59	4.97	5.28
73	5.97	5.92	5.75	5.03	5.42
74	6.18	6.12	5.91	5.09	5.56

75	6.40	6.33	6.08	5.15	5.71
76	6.64	6.55	6.26	5.20	5.87
77	6.90	6.79	6.44	5.25	6.04
78	7.18	7.04	6.63	5.29	6.21
79	7.48	7.31	6.82	5.33	6.40

80	7.80	7.60	7.01	5.36	6.59
81	8.14	7.90	7.21	5.39	6.80
82	8.52	8.22	7.40	5.41	7.01
83	8.92	8.56	7.60	5.43	7.24
84	9.36	8.92	7.78	5.45	7.48

85	9.83	9.29	7.96	5.47	7.73

Rates for other ages are available upon request.
*Age on birthday nearest the due date of the first payment.
The first income payment is payable on the effective date of this Option.

OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
TO SURVIVOR PAYMENT OPTION RATES

MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
MALE & FEMALE

MALE
	FEMALE IS YOUNGER THAN MALE BY:

AGE	10 Yrs.	9 Yrs.	8 Yrs.	7 Yrs.	6 Yrs.	5 Yrs.	4 Yrs.	3 Yrs.	2 Yrs.	1 Yr.

55	$3.63	$3.65	$3.68	$3.70	$3.73	$3.76	$3.79	$3.82	$3.85	$3.88
56	3.67	3.70	3.73	3.75	3.78	3.81	3.84	3.87	3.90	3.94
57	3.72	3.75	3.78	3.81	3.84	3.87	3.90	3.93	3.97	4.00
58	3.77	3.80	3.83	3.86	3.89	3.93	3.96	4.00	4.03	4.07
59	3.83	3.86	3.89	3.92	3.96	3.99	4.03	4.06	4.10	4.14

60	3.88	3.92	3.95	3.98	4.02	4.06	4.09	4.13	4.17	4.21
61	3.94	3.98	4.01	4.05	4.09	4.13	4.16	4.21	4.25	4.29
62	4.01	4.04	4.08	4.12	4.16	4.20	4.24	4.28	4.33	4.37
63	4.07	4.11	4.15	4.19	4.23	4.28	4.32	4.37	4.41	4.46
64	4.14	4.18	4.22	4.27	4.31	4.36	4.40	4.45	4.50	4.55

65	4.21	4.26	4.30	4.35	4.39	4.44	4.49	4.54	4.60	4.65
66	4.29	4.33	4.38	4.43	4.48	4.53	4.58	4.64	4.69	4.75
67	4.37	4.42	4.47	4.52	4.57	4.63	4.68	4.74	4.80	4.86
68	4.45	4.50	4.56	4.61	4.67	4.73	4.79	4.85	4.91	4.97
69	4.54	4.59	4.65	4.71	4.77	4.83	4.89	4.96	5.03	5.09

70	4.63	4.69	4.75	4.81	4.87	4.94	5.01	5.08	5.15	5.22
71	4.73	4.79	4.85	4.92	4.99	5.06	5.13	5.20	5.28	5.35
72	4.83	4.89	4.96	5.03	5.10	5.18	5.25	5.33	5.41	5.49
73	4.93	5.00	5.07	5.15	5.23	5.30	5.38	5.47	5.55	5.64
74	5.04	5.12	5.19	5.27	5.35	5.44	5.52	5.61	5.70	5.79

75	5.16	5.24	5.32	5.40	5.49	5.58	5.67	5.76	5.85	5.95
76	5.28	5.36	5.45	5.54	5.63	5.72	5.82	5.92	6.02	6.12
77	5.41	5.50	5.59	5.68	5.78	5.88	5.98	6.08	6.18	6.29
78	5.54	5.63	5.73	5.83	5.93	6.04	6.14	6.25	6.36	6.46
79	5.68	5.78	5.88	5.98	6.09	6.20	6.31	6.42	6.53	6.65

80	5.82	5.93	6.04	6.15	6.26	6.37	6.49	6.60	6.72	6.83
81	5.97	6.08	6.20	6.31	6.43	6.55	6.67	6.79	6.90	7.02
82	6.13	6.25	6.36	6.48	6.61	6.73	6.85	6.97	7.09	7.21
83	6.29	6.41	6.53	6.66	6.79	6.91	7.04	7.16	7.28	7.40
84	6.46	6.58	6.71	6.84	6.97	7.10	7.23	7.35	7.47	7.59

85	6.63	6.76	6.89	7.02	7.15	7.29	7.41	7.54	7.66	7.78

Rates for other ages are available upon request.
*Age on birthday nearest the due date of the first payment.
The first income payment is payable on the effective date of this Option.

	OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
		TO SURVIVOR - PAYMENT OPTION RATES

	MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
			MALE & FEMALE

MALE
		FEMALE IS OLDER THAN MALE BY:

AGE*	SAME AGE	1 YEAR	2 YEARS	3 YEARS	4 YEARS	5 YEARS

55	$3.91	$3.94	$3.97	$4.01	$4.04	$4.08
56	3.97	4.00	4.04	4.07	4.11	4.15
57	4.04	4.07	4.11	4.15	4.18	4.22
58	4.10	4.14	4.18	4.22	4.26	4.30
59	4.18	4.22	4.26	4.30	4.34	4.39

60	4.25	4.30	4.34	4.38	4.43	4.47
61	4.33	4.38	4.42	4.47	4.52	4.57
62	4.42	4.47	4.52	4.57	4.62	4.67
63	4.51	4.56	4.61	4.66	4.72	4.77
64	4.60	4.66	4.71	4.77	4.83	4.88

65	4.71	4.76	4.82	4.88	4.94	5.00
66	4.81	4.87	4.93	4.99	5.06	5.12
67	4.92	4.99	5.05	5.12	5.18	5.25
68	5.04	5.11	5.18	5.25	5.32	5.39
69	5.16	5.24	5.31	5.38	5.46	5.53

70	5.29	5.37	5.45	5.52	5.60	5.68
71	5.43	5.51	5.59	5.67	5.76	5.84
72	5.58	5.66	5.74	5.83	5.91	6.00
73	5.73	5.81	5.90	5.99	6.08	6.17
74	5.88	5.97	6.07	6.16	6.25	6.34

75	6.05	6.14	6.24	6.33	6.43	6.52
76	6.21	6.31	6.41	6.51	6.61	6.70
77	6.39	6.49	6.59	6.69	6.79	6.89
78	6.57	6.68	6.78	6.88	6.98	7.07
79	6.76	6.86	6.97	7.07	7.17	7.26

80	6.94	7.05	7.16	7.26	7.36	7.45
81	7.13	7.25	7.35	7.45	7.55	7.63
82	7.33	7.44	7.54	7.64	7.73	7.82
83	7.52	7.62	7.73	7.82	7.91	7.99
84	7.70	7.81	7.91	8.00	8.08	8.16

85	7.88	7.99	8.08	8.17	8.25	8.32

Rates for other ages are available upon request.
*Age on birthday nearest the due date of the first payment.
The first income payment is payable on the effective date of this Option.

OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
TO SURVIVOR - PAYMENT OPTION RATES

MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
MALE1 & MALE2

MALE1				MALE2 IS YOUNGER THAN MALE1 BY:

AGE*	10 Yrs.	9 Yrs.		8 Yrs.	7 Yrs.	6 Yrs.	5 Yrs. 4 Yrs.		3 Yrs.	2 Yrs.	1 Yr.

60	$4.06		$4.09	$4.13	$4.17	$4.20	$ 4.24	$ 4.28	$4.33	$4.37	$4.41
61	4.12		4.16	4.20	4.24	4.28	4.32	4.36	4.41	4.45	4.50
62	4.20		4.24	4.28	4.32	4.36	4.41	4.45	4.50	4.54	4.59
63	4.27		4.31	4.36	4.40	4.45	4.49	4.54	4.59	4.64	4.69
64	4.35		4.39	4.44	4.49	4.53	4.58	4.63	4.69	4.74	4.79

65	4.43		4.48	4.53	4.58	4.63	4.68	4.73	4.79	4.84	4.90
66	4.52		4.57	4.62	4.67	4.73	4.78	4.84	4.90	4.95	5.01
67	4.61		4.66	4.72	4.77	4.83	4.89	4.95	5.01	5.07	5.13
68	4.71		4.76	4.82	4.88	4.94	5.00	5.06	5.13	5.19	5.26
69	4.81		4.87	4.93	4.99	5.05	5.12	5.19	5.25	5.32	5.39

70	4.91		4.98	5.04	5.11	5.17	5.24	5.31	5.38	5.46	5.53
71	5.02		5.09	5.16	5.23	5.30	5.37	5.45	5.52	5.59	5.67
72	5.14		5.21	5.28	5.36	5.43	5.51	5.58	5.66	5.74	5.82
73	5.26		5.33	5.41	5.49	5.57	5.65	5.73	5.81	5.89	5.97
74	5.39		5.47	5.55	5.63	5.71	5.79	5.88	5.96	6.04	6.13

75	5.52		5.60	5.69	5.77	5.86	5.95	6.03	6.12	6.21	6.29

MALE1	MALE2 IS OLDER THAN MALE1 BY:

AGE*	SAME AGE			1 Yr.	2 Yrs.		3 Yrs.		4 Yrs.	5 Yrs.

60		$4.45		$4.50		$4.54	$4.59		$4.63		$4.68
61		4.54		4.59		4.64	4.69		4.73		4.78
62		4.64		4.69		4.74	4.79		4.84		4.89
63		4.74		4.79		4.84	4.90		4.95		5.00
64		4.85		4.90		4.95	5.01		5.06		5.12

65		4.96		5.01		5.07	5.13		5.19		5.24
66		5.07		5.13		5.19	5.25		5.31		5.37
67		5.20		5.26		5.32	5.38		5.45		5.51
68		5.32		5.39		5.46	5.52		5.58		5.65
69		5.46		5.53		5.59	5.66		5.73		5.79

70		5.60		5.67		5.74	5.81		5.88		5.95
71		5.74		5.82		5.89	5.96		6.03		6.10
72		5.89		5.97		6.04	6.12		6.19		6.26
73		6.05		6.13		6.21	6.28		6.36		6.43
74		6.21		6.29		6.37	6.45		6.53		6.60

75		6.38		6.46		6.54	6.62		6.70		6.77

Rates for other ages are available upon request.
*Age on birthday nearest the due date of the first payment.
The first income payment is payable on the effective date of this Option.

OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
TO SURVIVOR PAYMENT OPTION RATES

MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
FEMALE1 & FEMALE2

FEMALE1	FEMALE2 IS YOUNGER THAN FEMALE1 BY:
AGE*	10 Yrs.	9 Yrs.	8 Yrs.	7 Yrs.	6 Yrs.	5 Yrs.	4 Yrs.	3 Yrs.	2 Yrs.	1 Yr.

60	$3.76	$3.79	$3.82	$3.85	$3.88	$3.91	$3.95	$3.98	$4.01	$4.05
61	3.82	3.85	3.88	3.91	3.94	3.98	4.01	4.05	4.08	4.12
62	3.88	3.91	3.94	3.98	4.01	4.05	4.08	4.12	4.16	4.20
63	3.94	3.97	4.01	4.04	4.08	4.12	4.16	4.19	4.23	4.28
64	4.00	4.04	4.07	4.11	4.15	4.19	4.23	4.27	4.32	4.36

65	4.07	4.11	4.15	4.19	4.23	4.27	4.31	4.36	4.40	4.45
66	4.14	4.18	4.22	4.27	4.31	4.35	4.40	4.45	4.50	4.54
67	4.22	4.26	4.30	4.35	4.40	4.44	4.49	4.54	4.59	4.64
68	4.30	4.34	4.39	4.44	4.49	4.54	4.59	4.64	4.70	4.75
69	4.38	4.43	4.48	4.53	4.58	4.64	4.69	4.75	4.80	4.86

70	4.47	4.52	4.57	4.63	4.68	4.74	4.80	4.86	4.92	4.98
71	4.56	4.62	4.67	4.73	4.79	4.85	4.91	4.98	5.04	5.11
72	4.66	4.72	4.78	4.84	4.91	4.97	5.04	5.10	5.17	5.24
73	4.77	4.83	4.89	4.96	5.03	5.09	5.16	5.24	5.31	5.38
74	4.88	4.94	5.01	5.08	5.15	5.23	5.30	5.38	5.45	5.53

75	4.99	5.06	5.14	5.21	5.29	5.36	5.44	5.52	5.60	5.69

	FEMALE2 IS OLDER THAN FEMALE1 BY:

FEMALE1 AGE	SAME AGE	1 Yr.	2 Yrs.	3 Yrs.	4 Yrs.	5 Yrs.

60	$4.08	$4.12	$4.16	$4.19	$4.23	$4.27
61	4.16	4.20	4.23	4.27	4.31	4.35
62	4.24	4.28	4.32	4.36	4.40	4.44
63	4.32	4.36	4.40	4.45	4.49	4.54
64	4.40	4.45	4.50	4.54	4.59	4.64

65	4.50	4.54	4.59	4.64	4.69	4.74
66	4.59	4.64	4.70	4.75	4.80	4.85
67	4.70	4.75	4.80	4.86	4.91	4.97
68	4.81	4.86	4.92	4.98	5.04	5.09
69	4.92	4.98	5.04	5.10	5.16	5.23

70	5.04	5.11	5.17	5.24	5.30	5.36
71	5.17	5.24	5.31	5.38	5.44	5.51
72	5.31	5.38	5.45	5.52	5.59	5.66
73	5.46	5.53	5.60	5.68	5.75	5.82
74	5.61	5.69	5.76	5.84	5.92	5.99

75	5.77	5.58	5.93	6.01	6.09	6.16

Rates for other ages are available upon request.
*Age on birthday nearest the due date of the first payment.
The first income payment is payable on the effective date of this Option.

Massachusetts Mutual	Home Office:
1295 State Street
Life Insurance Company	Springfield, Massachusetts 01111-0001

  Flexible Premium Adjustable Variable Life Insurance Policy

  ________________________________________________________________________________________________

  This Policy provides that:

  A death benefit is payable when the Insured dies.
  Within specified limits, flexible premiums may be paid during the Insured's lifetime.
  This policy is participating - Annual dividends may or may not be paid.

  Accelerated Death Benefit Rider

  For Terminal Illness

  This rider provides that an accelerated death benefit payment may be made under this policy. We discuss this rider, and the rules that apply to it, in the provisions that follow.

  Benefits payable under this rider may be taxable. The owner should seek tax advice prior to requesting an accelerated death benefit payment.

  An accelerated death benefit payment will not be allowed if the owner is required to request the payment by any third party (including any creditor, governmental agency, trustee in bankruptcy, or any other person) or as the result of a court order.

  Rider Benefit

  Subject to the terms of this rider, an accelerated death benefit will be paid to the Owner upon request once we receive proof that the Insured has a terminal illness.

  Accelerated Benefit Payment

  In this section, we discuss payment of the accelerated death benefit and the amounts used in determining the amount of the payment.

  Eligible Amount

  The Eligible Amount is the amount of death benefit under this policy that can be considered for acceleration. It will be determined as of the Acceleration Date. This Amount includes the following as of that Date:

  1.     The amount equal to the excess of:

  a.     The death benefit payable under the base policy; over

  b.     The account value; and

  2.     The amount payable upon death of the policy Insured under any life insurance rider included with this policy, if that rider provides level or increasing coverage on the life of the policy Insured for at least two years after the Acceleration Date.

  The Eligible Amount does not include:

  1.     The amount payable under any life insurance rider that does not provide level or increasing coverage on the life of the policy Insured for at least two years after the Acceleration Date; or

  2.     The amount of any insurance provided under this policy on the life of someone other than the Insured under the policy.

  Amount To Be Accelerated

  Subject to the terms of this rider, the Owner may accelerate any portion of the Eligible Amount up to the maximum limit. The maximum amount to be accelerated is equal to the lesser of:

  ’     75% of the Eligible Amount; and
  ’     $250,000 minus the total amount accelerated under all other policies issued on the life of the Insured by us and any of our affiliates.

  We reserve the right to impose a minimum limit on the amount to be accelerated; if we do so, this limit will not exceed $25,000.

  AMOUNT OF PAYMENT

  The amount of payment under this rider will be computed based on the amount to be accelerated less:

  ’     Interest at the annual interest rate we have declared for policies in this class; and
  ’     A fee of not more than $250.

  If required, a detailed statement of the method we use to compute the amount of the accelerated benefit payment has been filed with the insurance department of the state where this policy was delivered.

  How We Pay

  Payment of the accelerated benefit will be made to the Owner in a lump sum. However, we will not make the payment if we first receive due proof of the Insured's death; in this case, we will pay the death benefit as if no request had been received under this rider.

  Effect On Policy

  After the accelerated benefit payment is made, this policy will remain in force. Premiums and charges will continue in accordance with the policy provisions.

  A lien will be established against this policy. The amount of the lien will be equal to the amount to be accelerated under this rider. Interest will not be charged on the lien. The Owner may not voluntarily repay all or any portion of the lien. However, the amount of the lien will be deducted from the amount of payment under this policy upon the death of the Insured.

  Other Definitions And Requirements

  Acceleration Date

  The Acceleration Date is the first date on which all the requirements for acceleration, except any confirming examination that we may require, have been met. Our right to require a confirming examination is discussed below in the Proof Of Terminal Illness provision.

  Requirements For Acceleration

  Before the accelerated benefit can be paid, all of the following requirements must be met:

  1.     We must receive at our Administrative Office:

  a.     The Owner's written request for payment of an accelerated death benefit under this policy;

  b.     The Insured's written authorization to release medical records to us; and

  c.     The written consent to this request of any assignee and any Irrevocable Beneficiary under this policy.

  2.     We must receive proof, satisfactory to us, that the Insured has a terminal illness.

  Terminal Illness

  As used in this rider, "terminal illness" is a medical condition that:

  ’     Is first diagnosed by a legally qualified physician after the Issue Date of this policy; and
  ’     With reasonable medical certainty, will result in the death of the Insured within 12 months after the date the legally qualified physician certifies the diagnosis; and
  ’     Is not curable by any means available to the medical profession.

  Proof Of Terminal Illness

  Proof of terminal illness is written certification, satisfactory to us, that a legally qualified physician has diagnosed the Insured as having a terminal illness. To establish this proof, we reserve the right to require that the diagnosis be confirmed with examination of the Insured, at our expense, by a physician of our choice. This "confirming examination" may include any x-rays, blood tests, and other procedures that are reasonable and necessary to determine whether the Insured has a terminal illness. To be acceptable to us, the confirming examination must be completed within 90 days after the date we notify the Owner of this requirement.

  Legally Qualified Physician

  As used with this rider, a "legally qualified physician" is a person who is licensed by the state in which he or she practices to give advice or treatment for the terminal illness and who is acting within the scope of that license. A legally qualified physician must be someone other than the Owner or the Insured, or a spouse, mother-in-law, father-in-law, stepparent, or natural or adoptive brother, sister, parent, grandparent, or child of the Owner or Insured.

  General Provisions

  Rider Part Of This Policy

  This rider is made a part of this policy as of its Rider Issue Date. All the provisions of this policy apply to this rider, except for those that are not consistent with this rider. This rider is in force from its Rider Issue Date or, if later, the date the first premium under this policy is paid. There are no monthly charges for this rider.

  Termination Of This Rider

  This rider will end automatically on the date:

  ’     An accelerated benefit payment is made; or
  ’     This policy terminates for any reason; or
  ’     This policy matures; or
  ’     This policy is changed to a different policy on which this rider is not available; or
  ’     Two years before coverage under this policy is scheduled to terminate.

  Cancellation Of This Rider

  This rider may be cancelled by the Owner's written request.

  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

/s/ R.J. O'Connell	/s/Ann F. Lomeli

PRESIDENT	SECRETARY

  Disability Benefit Rider

  This rider provides benefits if the Insured becomes totally disabled. We discuss this rider, and the rules that apply to it, in the provisions that follow.

  Rider Part Of The Policy

  This rider is made a part of this policy as of its Rider Issue Date, in return for the application for this rider and the payment of monthly rider charges. The Rider Issue Date is shown in the Policy Specifications for this rider. Monthly rider charges are discussed later in this rider. All the provisions of this policy apply to this rider, except for those that are inconsistent with this rider. This rider is in force from its Rider Issue Date or, if later, the date the first premium under this policy is paid.

  Rider Benefits

  This rider provides two types of benefits if the Insured becomes totally disabled. They are described as follows.

  1.    We will credit an amount of money to the account value of this policy on specific Monthly Charge Dates. We call this the Specified Benefit Amount; it is described later in this rider. It will be treated as a net premium subject to the terms of the policy.
  2.    We will waive -- that is, not deduct from the account value of the policy -- the monthly charges for the policy due on specific Monthly Charge Dates.

  These benefits will be provided after the Insured has been totally disabled for four months and all conditions of this rider are met. Subject to the other provisions of this  rider, the Monthly Charge Dates for which each type of benefit will be provided are:

         Any Monthly Charge Date (except the Rider Date) during the first four months of the Insured's total disability; and
         Any Monthly Charge Date thereafter during the continuance of total disability but before the Insured's Attained Age reaches 65; and
         For the waiver of monthly charges type of benefit, all Monthly Charge Dates thereafter if total disability begins before Attained Age 60 and continues to Attained Age 65.

  For any of these Monthly Charge Dates that have already passed at the time a claim is approved, the account value of this policy will be adjusted to reflect provision of these benefits. We will not refund any premiums paid during the time we are approving a claim. The Rider Date is shown in the Policy Specifications for this rider.

  If there is any policy debt while the Insured is totally disabled, the allowance of benefits under this rider does not guarantee that this policy will continue in force.

  When Benefits End

  The benefits under this rider will end when any of the following occurs:

        The Insured is no longer totally disabled; or
        Satisfactory proof of continued total disability is not given to us as required; or
        The Insured refuses or fails to have an examination we require; or
        For the Specified Monthly Amount, the day before the Insured's Attained Age becomes 65; and
        For waiver of monthly charges, the day before the Insured's Attained Age becomes 65 if total disability began when the Insured's Attained Age was 60 or older.

  Specified Benefit Amount

  For any Monthly Charge Date while the Insured is totally disabled, the Specified Benefit Amount is equal to:

        The Monthly Specified Benefit Payment Per Thousand Of Face Amount; multiplied by
        The Face Amount of this policy when total disability began; and divided by
        1,000.

  The Monthly Specified Benefit Payment Per Thousand Of Face Amount is shown in the Policy Specifications for this rider.

  Exclusions

  This rider does not provide any benefit for:

    Any Monthly Charge Date before the Insured's Attained Age 5;
    Total disability directly caused by any willfully and intentionally self-inflicted injury; or
    Total disability caused by war while the Insured is in the military forces of any country at war or in any civilian noncombatant unit serving with those forces. "War" includes undeclared war and any act of war. "Country" includes any international organization or group of countries.

  Limitation On Right To Increase Face Amount

  Each increase in the Face Amount of the policy may cause an increase in the benefit amount for this rider. In certain cases, however, benefits under this rider cannot be increased. In those cases, we have the right to refuse an increase in the Face Amount. Those cases are:

        The rider benefits after the increase would exceed our published limits for such benefits;
        The Insured does not meet our underwriting requirements for the additional rider benefits; and
        A higher rating would apply to the additional rider benefits than to the existing benefits.

  This limitation does not apply to any increase under the policy not requiring evidence of insurability.

  Total Disability

  Total disability is the incapacity of the Insured that:

        Is caused by sickness or injury; and
        Begins while this rider is in force; and
        For the first 24 months of any period of total disability, prevents the Insured from performing, for compensation, wage or profit, substantially all the duties of the Insured's occupation; and
        After total disability has continued for 24 months, prevents the Insured from engaging, for compensation, wage or profit, in any occupation the Insured is qualified to perform.

  For the first 24 months of any period of total disability, the Insured's occupation is the Insured's usual work, employment, business, or profession at the time total disability began. After total disability has continued for 24 months, any occupation the Insured is qualified to perform means any work, employment, business, or profession the Insured is reasonably qualified to do based on  training, or experience. Until the Insured reaches an age at which formal education may be legally ended, occupation means attendance at school.

  Example:

  You are a full-time surgeon. You receive an injury to your hands that prevents you from performing surgery, but you can carry on a general medical practice. For the first 24 months, your occupation is surgeon. After that time, your occupation will be any that you are reasonably qualified to do based on your education, training, or experience. Since you can carry on a general medical practice, we would no longer consider you to be totally disabled.

  For some conditions, we consider the Insured to be totally disabled even if the Insured is able to work. These conditions are the total loss of sight of both eyes, or the total loss of use of both hands, or both feet, or one hand and one foot. Any of these will be total disability as long as the loss continues.

  Recurrent Disabilities

  A period of total disability following an earlier period of total disability that was due to the same, or a related, condition may be considered to be a continuation of the earlier period. This depends on how much time passed from the end of the earlier period to the beginning of the current one. If less than 6 months have passed, we will consider it to be a continuation of the earlier period. If 6 months or more have passed, we will consider it to be a new period of disability.

  Example:

  You were totally disabled for 10 months because of a severe knee injury. Two weeks after you recover, your knee fails and you are totally disabled again. We consider this to be a continuation of the earlier period of total disability.

  Notice Of Claim

  Notice of claim means written notice that the Insured is totally disabled and that a claim may be made under this rider. We require that this notice identify the Insured. Notice given by or for the Owner shall be notice of claim.

  No benefit will be allowed unless this notice is given to us while the Insured is living. However, if it was not reasonably possible to give us notice of claim while the Insured was living, the delay will not reduce the benefit if notice is given as soon as reasonably possible.

  Proof Of Claim

  Before any benefit is allowed, proof of claim must be given to us at our Administrative Office. Proof may be given by or for the Owner. Proof of claim means written proof, satisfactory to us, that:

       The Insured is totally disabled; and
       Total disability began while this rider was in force; and
       Total disability began before the Insured's Attained Age 65; and
       Total disability has continued for four months.

  We have forms that are to be used to make a claim. They will be sent promptly upon request. As part of the proof of claim, we have the right to require an examination of the Insured at our expense by a physician chosen by us.

  When Proof Of Claim Must Be Furnished

  Proof of claim must be received at our Administrative Office within one year after the notice of claim was given to us. However, if it was not reasonably possible to give us proof of claim on time, the delay will not reduce the benefit if proof is given as soon as reasonably possible.

  Proof Of Continued Disability

  During the first two years after proof of claim is received, we may require satisfactory proof of continued disability at reasonable intervals. After two years, we may require proof not more than once a year. As part of this proof, we have the right to require an examination of the Insured at our expense by a physician chosen by us.

  Proof of continued disability will not be required once the Insured has become Attained Age 65 if total disability began before the Insured was Attained Age 60.

  Rider Charges

  Each month while this rider is in force, the rider charge is the sum of the waiver charge and the specified benefit charge. The waiver charge each month equals the sum of the policy monthly charges for the month, excluding the rider charge for this rider, multiplied by the Waiver Charge Rate for the Insured's Attained Age. The specified benefit charge each month equals the policy Face Amount for that month, divided by 1,000, then multiplied by the Specified Benefit Charge Rate for the Insured's Attained Age. The Waiver Charge Rates and the Specified Benefit Charge Rates are shown in the Policy Specifications for this rider.

  Example:

  The sum of the policy monthly charges for the month is $200. The Waiver Charge Rate for the Attained Age of the Insured is 0.075. The waiver charge for that month is $15.00 ($200 multiplied by 0.075).

  The Policy Face Amount for the month is $500,000. The Specified Benefit Charge Rate for the Insured's Attained Age is 0.008384. The specified benefit charge for that month is $4.19 ($500,000 divided by 1,000; then multiplied by 0.008384).

  The rider charge for that month is $19.19 ($15.00 plus $4.19).

  Rider Premium Expense Factor

  The Rider Premium Expense Factor is shown in the Policy Specifications for this rider. It is used to determine the premium expense charge and the net premium. See the Net Premium provision in Part 2 of the policy.

  While this rider is in force, premium payments made on this policy will be allocated to each segment of the policy Face Amount and to any benefit rider this policy has, including this rider. This allocation will be made on a pro rata basis using the Premium Expense Factor for each segment of the policy Face Amount, the Rider Premium Expense Factor for each rider, and the Rider Premium Expense Factors for any increases in each rider.

  Contestability

  We can bring legal action to contest the validity of this rider for any material misrepresentation of a fact made in the application for this rider. However, we cannot, in the absence of fraud, contest the validity of this rider after it has been in force during the lifetime of the Insured for two years after its Rider Issue Date. The Rider Issue Date is shown in the Policy Specifications for this rider.

  Termination Of This Rider

  While monthly charges for this rider are being deducted from the account value of this policy, this rider will continue in force to, but not including, the Policy Anniversary Date on which the Insured's Attained Age becomes 65. However, any benefits under this rider for which the Insured qualified before termination may be claimed after termination as specified in the Notice Of Claim provision.

  Cancellation Of This Rider

  This rider may be cancelled by the Owner's written request. Such cancellation will take effect on the policy Monthly Charge Date that is on, or precedes, the date we receive the written request.

  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

/s/ R.J. O'Connell	/s/ Ann F. Lomeli

PRESIDENT	SECRETARY

       POLICY SPECIFICATIONS
  DISABILITY BENEFIT RIDER

POLICY NUMBER:	123456789
INSURED:	JOHN A. DOE
RIDER ISSUE AGE AND GENDER:	35 MALE
RIDER DATE:	JANUARY 1, 2001
RIDER ISSUE DATE:	JANUARY 1, 2001
DISABILITY BENEFIT CLASS:	PREFERRED NONTOBACCO
RIDER PREMIUM EXPENSE FACTOR:	295.00

MONTHLY RIDER CHARGE RATES

PART ONE - WAIVER CHARGE RATES

	WAIVER		WAIVER		WAIVER
ATTAINED	CHARGE	ATTAINED	CHARGE	ATTAINED	CHARGE
AGE	RATE	AGE	RATE	AGE	RATE

35	0.072	45	0.096	55	0.228
36	0.072	46	0.108	56	0.240
37	0.072	47	0.120	57	0.240
38	0.072	48	0.132	58	0.240
39	0.072	49	0.144	59	0.189
40	0.072	50	0.156	60	0.168
41	0.072	51	0.168	61	0.108
42	0.084	52	0.180	62	0.060
43	0.084	53	0.204	63	0.024
44	0.096	54	0.216	64	0.012

PART TWO - SPECIFIED BENEFIT CHARGE RATES

	SPECIFIED		SPECIFIED		SPECIFIED
	BENEFIT		BENEFIT		BENEFIT
ATTAINED	CHARGE	ATTAINED	CHARGE	ATTAINED	CHARGE
AGE	RATE	AGE	RATE	AGE	RATE

35	0.007336	45	0.009956	55	0.016768
36	0.007336	46	0.010480	56	0.017292
37	0.007336	47	0.011004	57	0.017816
38	0.007860	48	0.012052	58	0.018864
39	0.007860	49	0.012576	59	0.019388
40	0.008384	50	0.013100	60	0.020436
41	0.008384	51	0.013624	61	0.020960
42	0.008384	52	0.014672	62	0.022008
43	0.008908	53	0.015196	63	0.022008
44	0.009432	54	0.015720	64	0.022008

  MONTHLY SPECIFIED BENEFIT PAYMENT PER THOUSAND OF FACE AMOUNT: $0.44

  Guaranteed Insurability Rider

  This rider provides the right to increase the Face Amount of this policy without evidence of insurability. We discuss this rider, and the rules that apply to it, in the provisions that follow.

  Rider Part Of The Policy

  This rider is made a part of this policy as of its Rider Issue Date, in return for the application for this rider and the payment of monthly rider charges. The Rider Issue Date is shown in the Policy Specifications for this rider. Monthly rider charges are discussed later in this rider. All the provisions of this policy apply to this rider, except for those that are inconsistent with this rider. This rider is in force from its Rider Issue Date or, if later, the date the first premium under this policy is paid.

  Rider Benefit

  While this rider is in force, the Face Amount of this policy can be increased during each Option Period. Evidence of insurability will not be required to elect any Face Amount increase under this rider.

  If the Face Amount is not increased during an Option Period, the right to increase during that Option Period is lost. However, the right to increase during each later Option Period will not be affected.

  Option Periods

  An Option Period is a period of time during which an increase in the Face Amount can be elected. An Option Period can be a Regular Option Period or a Substitute Option Period.

  A Regular Option Period is based on a Regular Option Date. The Regular Option Dates are the Policy Anniversary Dates on which the Insured's Attained Age becomes 25, 28, 31, 34, 37, 40, 43, and 46. If the Insured's Attained Age equals or exceeds any of these ages when this rider is made a part of this policy, there will be no Regular Option Dates for those ages.

  Example: The Insured's Attained Age is 27 when this rider is attached to the policy. The Regular Option Dates available are Policy Anniversary Dates for Attained Ages 28, 31, 34, 37, 40, 43, and 46. If, instead, the Insured's Attained Age at attachment is 28, the Regular Option Dates are Policy Anniversary Dates for Attained Ages 31, 34, 37, 40, 43, and 46.

  Each Regular Option Period begins 30 days before a Regular Option Date; it ends 30 days after that Date. So the last Regular Option Period ends 30 days after the Policy Anniversary Date on which the Insured's Attained Age becomes 46.

  A Substitute Option Period is the 91-day period beginning on the date any of the following events occurs:

    Marriage of the Insured;
    Birth of a child of the Insured; or
    Legal adoption of a child by the Insured.

  A Substitute Option Period begins only if the event occurs while this rider is in force and there is a right to increase during the next Regular Option Period. If an increase is elected during a Substitute Option Period, then the right under this rider to increase again during the next Regular Option Period is lost. However, the right to increase during each later Regular Option Period will not be affected.

  Example: You have the right to increase during the next Regular Option Period, which ends June 10th of next year. A child of the Insured is born today, starting a Substitute Option Period. If you elect an increase during this Substitute Option Period, you will not have the right to increase again until after June 10th of next year.

  Electing An Increase

  A written application will be required to elect an increase in the Face Amount. However, evidence of insurability will not be required. If there is no policy debt, the account value of the policy must be sufficient to cover the monthly charges for the policy with the increase, or a premium payment will be needed for the increase. If there is policy debt, the net surrender value must be sufficient to cover the monthly charges for the policy with the increase, or a premium payment will be needed for the increase.

  The completed application and any premium payment needed for the increase must be received at our Administrative Office by the end of the Option Period. If the Option Period is a Substitute Option Period, we also require proof, satisfactory to us, of marriage, birth, or adoption. The increase will become effective on the policy Monthly Charge Date that is on, or precedes, the date all these requirements are met.

  Monthly insurance charges for any increase elected under this rider will be deducted from the account value of the policy starting on the effective date of the increase. These charges will be based on the rates then in effect for the risk class shown in the Policy Specifications for this rider.

  Amount Of Increase

  The amount of each increase elected under this rider must be within the following limits. The amount must not be less than the Minimum Option Amount; and the amount must not exceed the Rider Option Amount in effect on the Policy Anniversary Date preceding the start of the Option Period. The Minimum Option Amount and the current Rider Option Amount are shown in the Policy Specifications for this rider.

  There is an exception to the maximum amount of an increase elected during a Substitute Option Period in the case of a multiple birth or adoption. In this case, the maximum amount of the increase is the Rider Option Amount multiplied by the number of children born of the same pregnancy, or adopted, during that Substitute Option Period. In no event, however, will the maximum amount exceed triple the Rider Option Amount.

  Changing The Rider Option Amount

  While this rider is in force and the Insured is living, the Rider Option Amount may be changed subject to the terms of this provision.

  The Rider Option Amount may be increased up to, and including, the Policy Anniversary Date on which the Insured's Attained Age becomes 40. To increase the Rider Option Amount, we must receive a written application and evidence of insurability satisfactory to us. We must receive the written application during the period beginning 30 days before a Policy Anniversary Date and ending 30 days after that Date. Also, unless the account value of the policy is sufficient to cover the monthly charges for the policy with the increase, a premium payment will be needed during that same period.

  The Rider Option Amount is subject to a maximum limit. It cannot exceed $125,0000 or, if less, two times the Face Amount of the policy on the effective date of an increase in the Rider Option Amount. The increase will be effective on the Policy Anniversary Date nearest the date all the requirements to increase the Rider Option Amount are met. Monthly rider charges for the increase will be deducted from the account value of the policy starting on that effective date. These charges will be based on the rates then in effect for the risk class shown in the Policy Specifications for this rider.

  The Rider Option Amount may be decreased by the Owner's written request. However, it may not be reduced to an amount less than the Minimum Option Amount shown in the Policy Specifications for this rider. A decrease in the Rider Option Amount will be effective on the Monthly Charge Date that is on, or precedes, the date we receive the written request.

  Rider Charges

  Each month while this rider is in force, the rider charge equals the Rider Option Amount, divided by 1,000, then multiplied by the Monthly Rider Charge Rate. This Rate is shown in the Policy Specifications for this rider.

  Rider Premium Expense Factor

  The Rider Premium Expense Factor is shown in the Policy Specifications for this rider. It is used to determine the premium expense charge and the net premium. See the Net Premium provision in Part 2 of this policy.

  While this rider is in force, premium payments made on this policy will be allocated to each segment of the policy Face Amount and to any benefit rider this policy has, including this rider. This allocation will be made on a pro rata basis using the Premium Expense Factor for each segment of the policy Face Amount, the Rider Premium Expense Factor for each rider, and the Rider Premium Expense Factors for any increases in each rider.

  Contestability

  We can bring legal action to contest the validity of this rider for any material misrepresentation of a fact made in the application for this rider. However, we cannot, in the absence of fraud, contest the validity of this rider after it has been in force during the lifetime of the Insured for two years after its Rider Issue Date. The Rider Issue Date is shown in the Policy Specifications for this rider. The contestable period for any increase in the Rider Option Amount will be measured from the effective date of that increase.

  The two-year contestable period for any Face Amount increase elected under this rider begins:

    On the Rider Issue Date, for the amount of any Face Amount increase applicable to the initial Rider Option Amount; and
    On the effective date of any increase in the Rider Option Amount, for the amount of any Face Amount increase applicable to that Rider Option Amount increase.

  Suicide

  If the Insured commits suicide, while sane or insane, during the two-year suicide period (discussed later in this provision) for any Face Amount increase(s) elected under this rider, we will pay a limited death benefit to the beneficiary. In this case, the limited death benefit will be a refund of the monthly insurance charges deducted for the increase(s) from the account value of the policy. However, there will be no separate refund under this rider if a refund is payable under the policy Death By Suicide provision due to suicide within two years after the policy Issue Date.

  The two-year suicide period for any Face Amount increase elected under this rider begins:

    On the Rider Issue Date, for the amount of any Face Amount increase applicable to the initial Rider Option Amount; and
    On the effective date of any increase in the Rider Option Amount, for the amount of any Face Amount increase applicable to that Rider Option Amount increase.

  Termination Of This Rider

  While monthly charges for this rider are being deducted from the account value of this policy, this rider will continue in force to, but not including, the last day of the last Regular Option Period. However, this rider will end automatically before that date at the time any of the following occurs:

    Election of the last Face Amount increase that may be elected under this rider;
    Change of this policy to a different policy on which this rider is not available; or
    Termination of this policy for any other reason.

  Cancellation Of This Rider

  This rider may be cancelled by the Owner's written request. Such cancellation will take effect on the policy Monthly Charge Date that is on, or precedes, the date we receive the written request.

  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

/s/ RJ O'Connell	/s/ Ann F. Lomeli
PRESIDENT	SECRETARY

POLICY SPECIFICATIONS GUARANTEED INSURABILITY RIDER

POLICY NUMBER:	123456789

INSURED:	JOHN A. DOE

RIDER ISSUE AGE AND GENDER:	35 MALE

RIDER DATE:	JANUARY 1, 2001

RIDER ISSUE DATE:	JANUARY 1, 2001

RIDER OPTION AMOUNT:	$50,000

MINIMUM OPTION AMOUNT:	$15,000

RISK CLASS:	PREFERRED NONTOBACCO

MONTHLY RIDER CHARGE RATE:	$0.11

RIDER PREMIUM EXPENSE FACTOR:	66.00

  Other Insured Rider

  This rider provides a level amount of term insurance on the life of each Other Insured. This insurance is convertible for a limited period. We discuss this rider, and the rules that apply to it, in the provisions that follow.

  Rider Part Of The Policy

  This rider is made a part of this policy as of the earliest Rider Issue Date for this rider, in return for the application for this rider and the payment of monthly rider charges. Monthly rider charges are discussed later in this rider. All the provisions of this policy apply to this rider, except for those that are inconsistent with this rider.

  Rider Benefit

  This rider provides a death benefit. If an Other Insured dies before the Rider Expiration Date for that Other Insured and while the Rider Face Amount for the Other Insured is in force, we will pay the death benefit provided by this rider for that Other Insured. For each Other Insured, the death benefit will be the Rider Face Amount in effect on the date of death for that Other Insured, reduced by any unpaid monthly rider charges for that Other Insured to the date of death. The Rider Face Amount for each Other Insured is shown in the Policy Specifications for this rider.

  The Parties Involved - Owner, Other Insured, Rider Beneficiary

  The Owner is the person who owns this policy, as shown in the Policy Specifications.

  An Other Insured is a person whose life this rider insures. Each Other Insured is named in the Policy Specifications for this rider.

  A Rider Beneficiary is any person named in our records to receive the death benefit after the Other Insured dies. The Rider Beneficiary for each Other Insured is shown in the Policy Specifications.

  Dates - Rider Date, Rider Anniversary Date, Rider Year, Rider Issue Date, Rider Expiration Date

  The Rider Date for each Other Insured is shown in the Policy Specifications for this rider. It is the starting point for determining the Rider Anniversary Dates for each Other Insured. The first Rider Anniversary Date is one year after the Rider Date. The period from the Rider Date to the first Rider Anniversary Date, or from one Rider Anniversary Date to the next, is called a Rider Year.

  The Rider Issue Date for each Other Insured is also shown in the Policy Specifications for this rider. This Date starts the contestability and suicide periods for insurance on the Other Insured. We discuss contestability and suicide later in this rider. For each Other Insured, the Initial Rider Face Amount is in force from its Rider Issue Date or, if later, the date the first premium under this policy is paid.

  The Rider Expiration Date for each Other Insured (also shown in the Policy Specifications for this rider) is the date insurance coverage for that Other Insured ends. While coverage under this rider is in force for an Other Insured, it will continue to, but not including, the Rider Expiration Date.

  Ages - Rider Issue Age, Rider Attained Age

  The Rider Issue Age for each Other Insured (shown in the Policy Specifications for this rider) is the age of the Other Insured on the birthday nearest the Rider Date.

  The Rider Attained Age for each Other Insured is the Rider Issue Age increased by the number of full Rider Years elapsed.

  Rider Charges

  Charges for this rider are due on each Monthly Charge Date prior to the policy Insured's 100th birthday. Charges will be deducted monthly from the account value of this policy.

  For each Other Insured, the monthly charge for this rider equals the sum of the charge for the Rider Face Amount and the rider flat charge, if any. The maximum monthly rider charge rates per $1,000 of Rider Face Amount and any rider flat charges for each Other Insured are shown in the Table(s) Of Maximum Monthly Rider Charges of the Policy Specifications for this rider. Maximum monthly rider charge rates and rider flat charges for each segment of the Rider Face Amount for an Other Insured issued in a distinct risk class will be shown in a separate table.

  For each Other Insured, we may charge less than the maximum monthly rider charges shown in the table(s). Any change in these charges will apply to all individuals in the same class as the Other Insured.

  Rider Premium Expense Factor

  The Rider Premium Expense Factor is shown in the Policy Specifications for this rider. It is used to determine the premium expense charge and the net premium. See the Net Premium provision in Part 2 of this policy.

  While this rider is in force, premium payments made on this policy will be allocated to each segment of the policy Face Amount and to any benefit rider this policy has, including this rider. This allocation will be made on a pro rata basis using the Premium Expense Factor for each segment of the policy Face Amount, the Rider Premium Expense Factor for each rider, and the Rider Premium Expense Factors for any increases in each rider.

  Increases In The Rider Face Amount

  While insurance coverage under this rider is in force for an Other Insured and the Other Insured is living, the Rider Face Amount for the Other Insured may be increased upon written application. We require evidence of insurability, satisfactory to us, for an increase. The amount of each increase must be for at least the Minimum Face Amount Increase shown in the Policy Specifications. However, the Rider Face Amount for an Other Insured cannot exceed the policy Face Amount in effect at that time.

  Any increase in the Rider Face Amount for an Other Insured elected under an insurability protection type of rider will be effective as directed in that rider. Any other increase will be effective on the policy Monthly Charge Date that is on, or precedes, the date we approve the application for it. Monthly rider charges for an increase will be deducted from the policy account value starting on the effective date of the increase.

  No increase in the Rider Face Amount will be permitted after the Rider Anniversary Date nearest the Other Insured's 85th birthday.

  Decreases In The Rider Face Amount

  After the first Rider Year for an Other Insured, the Rider Face Amount for that Other Insured may be decreased by the Owner's written request. However, the decrease must not reduce the Rider Face Amount for the Other Insured to an amount less than the Minimum Rider Face Amount shown in the Policy Specifications for this rider. No decrease for an Other Insured is permitted within one year following the effective date of any increase for that Other Insured.

  Any decrease in the Rider Face Amount for an Other Insured will be effective on the policy Monthly Charge Date that is on, or precedes, the date we receive the written request. If a decrease follows one or more increases for the Other Insured, the decrease is taken from the most recent increase(s) for the Other Insured.

  No decrease in the Rider Face Amount will be permitted beyond the Other Insured's Attained Age 99.

  Conversion While Policy Insured Is Living

  While insurance coverage under this rider is in force for an Other Insured and the policy Insured is living, the Rider Face Amount for the Other Insured may be converted to -- that is, exchanged for -- new life insurance on the life of that Other Insured. Conversion while the policy Insured is living may be made at any time before the Other Insured's Rider Attained Age 70. A written application will be needed. However, evidence of insurability will not be required.

  Conversion will be effective on the policy Monthly Charge Date that is on, or precedes, the date we receive the written application. Insurance under this rider for the Other Insured will continue to, but not including, that Monthly Charge Date.

  The new life insurance on the Other Insured will be effective on the date of the conversion. Also, it must meet the following requirements as of that date:

1.	It will be flexible premium adjustable variable life insurance then offered by us or one of our affiliates that could be purchased on the life of the Other Insured;
2.	The face amount of coverage will be the Rider Face Amount then in effect for the Other Insured;
3.	It will be issued at the rates then available using the age of the Other Insured on the nearest birthday and the comparable risk class(es) under this rider for the Other Insured;
4.	It will be subject to any limitations of risk and any assignments in effect for the Other Insured under this rider; and
5.	It will include any benefit riders only with our consent.

  The new life insurance will be modified to show that the suicide and contestability periods will be measured from the date(s) applicable under this rider for the Other Insured.

  Partial Conversion While Policy Insured Is Living

  While insurance coverage under this rider is in force for an Other Insured and the policy Insured is living, part of the Rider Face Amount for the Other Insured may be converted to new life insurance on the life of that Other Insured. Partial conversion while the policy Insured is living may be made at any time before the Other Insured's Rider Attained Age 70. A written application will be needed. However, evidence of insurability will not be required.

  If partial conversion follows one or more increases for the Other Insured, the part of the Rider Face Amount converted is taken from the most recent increase(s) for the Other Insured.

  Conversion will be effective on the policy Monthly Charge Date that is on, or precedes, the date we receive the written application. The amount of insurance converted under this rider for the Other Insured will continue to, but not including, that Monthly Charge Date. If the amount of insurance not converted under this rider for the Other Insured is less than the Minimum Rider Face Amount shown in the Policy Specifications for this rider, it will terminate as of the effective date of conversion.

  The new life insurance on the Other Insured will be effective on the date of conversion. Its face amount of coverage will be the amount converted. It must meet all the other requirements for full conversion as stated in the preceding provision. In addition, the amount of insurance to be converted must meet the minimum amount requirements of the new life insurance in effect on the date of conversion. The new life insurance will be modified to show that the suicide and contestability periods will be measured from the date(s) applicable under this rider for the Other Insured for the part of the Rider Face Amount converted.

  Conversion Upon Death Of Policy Insured

  If the Other Insured is not the Policy Insured, upon the death of the Policy Insured, the Rider Face Amount in force for the Other Insured may be converted to new life insurance on that person.

  Conversion upon the death of the policy Insured may be made at any time up to 90 days after the date we receive due proof of the policy Insured's death. However, conversion of the insurance on the life of an Other Insured may not be made if the Other Insured's Rider Attained Age is 70 or more.

  After the death of the policy Insured, insurance coverage for each Other Insured will continue in force under this rider until the effective date of the new life insurance or, if earlier, the end of the 90-day period for conversion.

  In all other aspects, conversion upon the death of the policy Insured will be subject to the terms of the Conversion While Policy Insured Is Living provision of this rider.

  Contestability

  We can bring legal action to contest the validity of any life insurance coverage for an Other Insured under this rider for any material misrepresentation of a fact made in the application for that coverage. However, we cannot, in the absence of fraud, contest the validity of any life insurance coverage for an Other Insured after that coverage has been in force during the lifetime of the Other Insured for two years or, if that coverage is reinstated, two years after the date of reinstatement.

  Misstatement Of Age Or Gender

  If an Other Insured's date of birth or gender as given in the application is not correct, the Rider Face Amount for that Other Insured will be adjusted. The adjustment will reflect the amount provided by the most recent monthly rider charge using the correct age and gender. If the adjustment is made while the Other Insured is living, monthly rider charges after the adjustment will be based on the correct age and gender.

  Suicide

  If an Other Insured commits suicide, while sane or insane, within two years after any life insurance coverage for that Other Insured becomes effective and while this rider is in force, we will pay a limited death benefit to the beneficiary. In this case, we will refund the monthly rider charges deducted for that coverage. However, there will be no separate refund under this rider if a refund is payable under the policy Death By Suicide provision due to suicide within two years after the policy Issue Date.

  Termination Of This Rider

  This rider will end on the Rider Expiration Date, if applicable. This rider will also end if any of the following occurs:

    Expiration of the 90-day conversion period upon death of the policy Insured;
    The end of the grace period for an unpaid premium under the policy;
    Termination of this policy for any other reason;
    Change of this policy to a different policy on which this rider is not available; or
    Conversion of the remaining Rider Face Amount under this rider.

  Cancellation Of This Rider

  This rider may be cancelled by the Owner's written request. Such cancellation will take effect on the policy Monthly Charge Date that is on, or precedes, the date we receive the written request. Insurance for each Other Insured under this rider will continue to, but not including, the effective date of cancellation.

  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

/s/ RJ O'Connell	/s/ Ann F. Lomeli
PRESIDENT	SECRETARY

POLICY SPECIFICATIONS OTHER INSURED RIDER

POLICY NUMBER:	123456789
OTHER INSURED:	WILLIAM F. DOE
RELATIONSHIP TO POLICY INSURED:	SPOUSE, CHILD, OR SELF*
RIDER ISSUE AGE AND GENDER:	35 MALE
RIDER DATE:	JANUARY 1, 2001
RIDER ISSUE DATE:	JANUARY 1, 2001
RIDER EXPIRATION DATE:	JANUARY 1, 2066
INITIAL RIDER FACE AMOUNT:	$100,000
MINIMUM RIDER FACE AMOUNT:	$15,000
RIDER PREMIUM EXPENSE FACTOR:	1,055.00

  * The cost for this coverage may be included in the maximum premium limit for this policy.

       TABLE OF MAXIMUM MONTHLY RIDER CHARGES
  CHARGE RATES PER THOUSAND OF RIDER FACE AMOUNT
  RISK CLASS: PREFERRED NONTOBACCO

ATTAINED	MONTHLY	ATTAINED	MONTHLY	ATTAINED	MONTHLY
AGE	RATE	AGE	RATE	AGE	RATE

35	0.14083	57	0.79083	79	7.14333
36	0.14750	58	0.86833	80	7.80583
37	0.15667	59	0.95583	81	8.54333
38	0.16667	60	1.05333	82	9.37667
39	0.17833	61	1.16167	83	10.31583
40	0.19083	62	1.28500	84	11.34250
41	0.20583	63	1.42583	85	12.43333
42	0.22083	64	1.58500	86	13.56667
43	0.23833	65	1.76083	87	14.73250
44	0.25583	66	1.95000	88	15.90750
45	0.27667	67	2.15500	89	17.10750
46	0.29917	68	2.37500	90	18.34917
47	0.32333	69	2.61500	91	19.65333
48	0.34917	70	2.88583	92	21.06250
49	0.37833	71	3.24250	93	22.63583
50	0.40917	72	3.54667	94	24.63750
51	0.44583	73	3.95333	95	27.49667
52	0.48833	74	4.41000	96	32.04583
53	0.53583	75	4.90000	97	40.01667
54	0.59083	76	5.42167	98	54.83167
55	0.65167	77	5.97000	99	83.33333
56	0.71917	78	6.53917

  The above rates are based on the Commissioners 1980 Standard Ordinary Nonsmoker Mortality Table - Male.

  Substitute Of Insured Rider

  This rider provides the right to substitute a new insured in place of the current Insured under the policy. We discuss this rider, and the rules that apply to it, in the provisions that follow.

  Rider Part Of Policy

  This rider is made a part of this policy. All the provisions of this policy apply to this rider, except for those that are inconsistent with this rider. This rider is in force from the Issue Date of the policy or, if later, the date the first premium under this policy is paid.

  Rider Benefit

  After the first Policy Year, this policy may be changed to insure the life of a substitute insured in place of the current Insured. The change is subject to the provisions of this rider.

  Requirements To Substitute Insured

  To make the substitution of insured, all of the following conditions must be met as of the Date of Substitution:

1.	This policy must be in force; and
2.	The Owner of the policy must have an insurable interest in the life of the substitute insured; and
3.	The substitute insured must have been born on or before the Policy Date; and
4.	The substitute insured must not be over 85 years of age on the birthday nearest the Date of Substitution; and
5.	The age of the substitute insured on the birthday nearest the Policy Date must not be less than the minimum age, or greater than the maximum age, allowed by us for this policy on the Policy Date.

  Before the substitution can become effective, we require:

    A written application for substitution, received by us at our Administrative Office;
    Evidence of insurability of the substitute insured that is satisfactory to us; and
    Payment to us of any premium required to avoid termination under the Grace Period And Termination provision of the policy; and
    Payment of a fee of $75.

  Date Of Substitution

  The Date of Substitution will be the Monthly Charge Date that is on, or precedes, the later of:

    The date we approve the application for substitution; and
    The date we receive at our Administrative Office any premium required to avoid termination of the policy.
Example:	The Monthly Charge Date is the 10th of each month. We approve the application for substitution on May 5, 2021. A premium payment is required to avoid termination, and we receive it on May 15, 2021. The Date of Substitution will be May 10, 2021.

The insurance under this policy on the current Insured will continue to, but not including, the Date of Substitution.

  The Policy After Substitution

  The insurance under this policy on the substitute insured will become effective on the Date of Substitution. Any riders in force under this policy on the day before the Date of Substitution may be continued under the policy after the substitution only with our consent. Otherwise, they will be cancelled on the Date of Substitution.

  After the substitution, the policy will be modified to show that the contestable and suicide periods for this policy and any riders, as they apply to the substitute insured, will be measured from the Date of Substitution. Also, the contestability and suicide provisions of the policy will be modified to state that our liability in either case will be limited to:

    The account value of this policy on the day before the Date of Substitution; plus
    The amount of any premiums paid on and after the Date of Substitution; minus
    Any amounts withdrawn on and after the Date of Substitution; and minus
    Any policy debt.

  All monthly charges, surrender charges, and other values on and after the Date of Substitution will be based on the life and risk class of the substitute insured.

  After the substitution, the Face Amount of the policy cannot be less than our published minimum amount on the Date of Substitution. After the substitution, the policy will produce the same reserve as the policy on the day before the Date of Substitution.

  Any assignment of this policy in effect just before a substitution under this rider will continue to apply on the Date of Substitution. The rights of the Owner and any Beneficiary under this policy will be subject to the assignment.

  Termination Of This Rider

  This rider will continue in force to, but not including, the Policy Anniversary Date on which the current Insured's Attained Age becomes 75. However, it will end automatically before that Date at the time any of the following occurs:

    Change of this policy to a different policy under which this rider is not available; or
    Termination of this policy for any other reason.

  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

/s/ RJ O'Connell	/s/ Ann F. Lomeli
PRESIDENT	SECRETARY

  Waiver Of Monthly Charges Rider

  This rider provides a benefit if the Insured becomes totally disabled. We discuss this rider, and the rules that apply to it, in the provisions that follow.

  Rider Part Of The Policy

  This rider is made a part of this policy as of its Rider Issue Date, in return for the application for this rider and the payment of monthly rider charges. The Rider Issue Date is shown in the Policy Specifications for this rider. Monthly rider charges are discussed later in this rider. All the provisions of this policy apply to this rider, except for those that are inconsistent with this rider. This rider is in force from its Rider Issue Date or, if later, the date the first premium under this policy is paid.

  Rider Benefit

  This rider provides a benefit if the Insured becomes totally disabled. We will waive -- that is, not deduct from the account value of the policy -- the monthly charges for the policy due on specific Monthly Charge Dates.

  This benefit will be provided after the Insured has been totally disabled for four months and all conditions of this rider are met. Subject to the other provisions of this rider, the Monthly Charge Dates for which this benefit will be provided are:

    Any Monthly Charge Date (except the Rider Date) during the first four months of the Insured's total disability; and
    Any Monthly Charge Date thereafter during the continuance of total disability but before the Insured's Attained Age reaches 65; and
    All Monthly Charge Dates thereafter, if total disability begins before Attained Age 60 and continues to Attained Age 65.

  For any of these Monthly Charge Dates that have already passed at the time a claim is approved, the account value of this policy will be adjusted to reflect provision of these monthly benefits. We will not refund any premiums paid during the time we are approving a claim. The Rider Date is shown in the Policy Specifications for this rider.

  If there is any policy debt while the Insured is totally disabled, the allowance of benefits under this rider does not guarantee that this policy will continue in force.

  When Benefits End

  The benefits under this rider will end when any of the following occurs:

    The Insured is no longer totally disabled; or
    Satisfactory proof of continued total disability is not given to us as required; or
    The Insured refuses or fails to have an examination we require; or
    The day before the Insured's Attained Age becomes 65, if total disability began when the Insured's Attained Age was 60 or older.

  Exclusions

  This rider does not provide any benefit for:

    Any Monthly Charge Date before the Insured's Attained Age 5;
    Total disability directly caused by any willfully and intentionally self-inflicted injury; or
    Total disability caused by war while the Insured is in the military forces of any country at war or in any civilian noncombatant unit serving with those forces. "War" includes undeclared war and any act of war. "Country" includes any international organization or group of countries.

  Limitation On Right To Increase Face Amount

  Each increase in the Face Amount of the policy may cause an increase in the benefit amount for this rider. In certain cases, however, benefits under this rider cannot be increased. In those cases, we have the right to refuse an increase in the Face Amount. Those cases are:

    The rider benefits after the increase would exceed our published limits for such benefits;
    The Insured does not meet our underwriting requirements for the additional rider benefits; and
    A higher rating would apply to the additional rider benefits than to the existing benefits.

  This limitation does not apply to any increase under the policy not requiring evidence of insurability.

  Total Disability

  Total disability is the incapacity of the Insured that:

    Is caused by sickness or injury; and
    Begins while this rider is in force; and
    For the first 24 months of any period of total disability, prevents the Insured from performing, for compensation, wage or profit, substantially all the duties of the Insured's occupation; and
    After total disability has continued for 24 months, prevents the Insured from engaging, for compensation, wage or profit, in any occupation the Insured is qualified to perform.

  For the first 24 months of any period of total disability, the Insured's occupation is the Insured's usual work, employment, business, or profession at the time total disability began. After total disability has continued for 24 months, any occupation the Insured is qualified to perform means any work, employment, business, or profession the Insured is reasonably qualified to do based on education, training, or experience. Until the Insured reaches an age at which formal education may be legally ended, occupation means attendance at school.

  Example: You are a full-time surgeon. You receive an injury to your hands that prevents you from performing surgery, but you can carry on a general medical practice. For the first 24 months, your occupation is surgeon. After that time, your occupation will be any that you are reasonably qualified to do based on your education, training, or experience. Since you can carry on a general medical practice, we would no longer consider you to be totally disabled.

  For some conditions, we consider the Insured to be totally disabled even if the Insured is able to work. These conditions are the total loss of sight of both eyes, or the total loss of use of both hands, or both feet, or one hand and one foot. Any of these will be total disability as long as the loss continues.

  Recurrent Disabilities

  A period of total disability following an earlier period of total disability that was due to the same, or a related, condition may be considered to be a continuation of the earlier period. This depends on how much time passed from the end of the earlier period to the beginning of the current one. If less than 6 months have passed, we will consider it to be a continuation of the earlier period. If 6 months or more have passed, we will consider it to be a new period of disability.

  EXAMPLE: You were totally disabled for 10 months because of a severe knee injury. Two weeks after you recover, your knee fails and you are totally disabled again. We consider this to be a continuation of the earlier period of total disability.

  NOTICE OF CLAIM

  Notice of claim means written notice that the Insured is totally disabled and that a claim may be made under this rider. We require that this notice identify the Insured. Notice given by or for the Owner shall be notice of claim.

  No benefit will be allowed unless this notice is given to us while the Insured is living. However, if it was not reasonably possible to give us notice of claim while the Insured was living, the delay will not reduce the benefit if notice is given as soon as reasonably possible.

  PROOF OF CLAIM

  Before any benefit is allowed, proof of claim must be given to us at our Administrative Office. Proof may be given by or for the Owner. Proof of claim means written proof, satisfactory to us, that:

    The Insured is totally disabled; and
    Total disability began while this rider was in force; and
    Total disability began before the Insured's Attained Age 65; and
    Total disability has continued for four months.

  We have forms that are to be used to make a claim. They will be sent promptly upon request. As part of the proof of claim, we have the right to require an examination of the Insured at our expense by a physician chosen by us.

  WHEN PROOF OF CLAIM MUST BE FURNISHED

  Proof of claim must be received at our Administrative Office within one year after the notice of claim was given to us. However, if it was not reasonably possible proof of claim on time, the delay will not reduce the benefit if proof is given as reasonably possible.

  PROOF OF CONTINUED DISABILITY

  During the first two years after proof of claim is received, we may require satisfactory proof of continued disability at reasonable intervals. After two years, we may require proof not more than once a year. As part of this proof, we have the right to require an examination of the Insured at our expense by a physician chosen by us.

  Proof of continued disability will not be required once the Insured has become Attained Age 65 if total disability began before the Insured was Attained Age 60.

  RIDER CHARGES

  Each month while this rider is in force, the rider charge equals the Waiver Charge Rate for the Insured's Attained Age multiplied by the sum of the policy monthly charges for the month excluding the rider charge for this rider. The Waiver Charge Rates are shown in the Policy Specifications for this rider.

  Rider Premium Expense Factor

  The Rider Premium Expense Factor is shown in the Policy Specifications for this rider. It is used to determine the premium expense charge and the net premium. See the Net Premium provision in Part 2 of the policy.

  While this rider is in force, premium payments made on this policy will be allocated to each segment of the policy Face Amount and to any benefit rider this policy has, including this rider. This allocation will be made on a pro rata basis using the Premium Expense Factor for each segment of the policy Face Amount, the Rider Premium Expense Factor for each rider, and the Rider Premium Expense Factors for any increases in each rider.

  Contestability

  We can bring legal action to contest the validity of this rider for any material misrepresentation of a fact made in the application for this rider. However, we cannot, in the absence of fraud, contest the validity of this rider after it has been in force during the lifetime of the Insured for two years after its Rider Issue Date. The Rider Issue Date is shown in the Policy Specifications for this rider.

  Termination Of This Rider

  While monthly charges for this rider are being deducted from the account value of this policy, this rider will continue in force to, but not including, the Policy Anniversary Date on which the Insured's Attained Age becomes 65. However, any benefits under this rider for which the Insured qualified before termination may be claimed after termination as specified in the Notice Of Claim provision.

  Cancellation Of This Rider

  This rider may be cancelled by the Owner's written request. Such cancellation will take effect on the policy Monthly Charge Date that is on, or precedes, the date we receive the written request.

  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

/s/ RJ O'Connell	/s/ Ann F. Lomeli
PRESIDENT	SECRETARY

POLICY SPECIFICATIONS WAIVER OF MONTHLY CHARGES RIDER

POLICY NUMBER:	123456789
INSURED:	JOHN A. DOE
RIDER ISSUE AGE AND GENDER:	35 MALE
RIDER DATE:	JANUARY 1, 2001
RIDER ISSUE DATE:	JANUARY 1, 2001
DISABILITY BENEFIT CLASS:	PREFERRED NONTOBACCO
RIDER PREMIUM EXPENSE FACTOR:	190.00

MONTHLY RIDER CHARGE RATES

	WAIVER		WAIVER		WAIVER
ATTAINED	CHARGE	ATTAINED	CHARGE	ATTAINED	CHARGE
AGE	RATE	AGE	RATE	AGE	RATE

35	0.072	45	0.096	55	0.228
36	0.072	46	0.108	56	0.240
37	0.072	47	0.120	57	0.240
38	0.072	48	0.132	58	0.240
39	0.072	49	0.144	59	0.189
40	0.072	50	0.156	60	0.168
41	0.072	51	0.168	61	0.108
42	0.084	52	0.180	62	0.060
43	0.084	53	0.204	63	0.024
44	0.096	54	0.216	64	0.012